                                                                  Exhibit 10.17A

                             BASIC LEASE INFORMATION

                       LEASE DATED AS OF DECEMBER 31, 2001

Landlord:        iStar Eagle LP, a Delaware limited partnership.

Tenant:          EGL Eagle Global Logistics, LP, a Delaware  limited partnership

Commencement Date: December 31, 2001. On or substantially contemporaneous with the Commencement Date, Landlord and Tenant shall execute a Commencement Date Declaration in the form of Exhibit J hereto which shall specify the Commencement Date, the initial Lease Expiration Date and the applicable dates for each Extension Term as provided for in the Lease.

Lease Expiration Date: The last day of the 192nd full calendar month following the Commencement Date, unless extended pursuant to paragraph 4(b) of the Lease.

Primary Term and any Extension Term Fixed Rent: The annual Fixed Rent during the Primary Term and any applicable Extension Term of the Lease shall be payable quarterly in advance (unless specifically set forth to be paid at a different time below) as follows:

(a) From the Commencement Date through the twenty-fourth (24th) full calendar month after the Commencement Date: at the annual rate of $3,461,250, 1/4 of which shall be payable in advance on the first day of each quarter annual period (each January, April, July and October of each year) commencing (i) if the Commencement Date does not occur on the first day of a quarter, then on the first day of the quarter following the quarter in which the Commencement Date occurs, and (ii) if the Commencement Date occurs on the first day of a quarter, then on the Commencement Date. Additionally, if the Commencement Date does not occur on the first day of a quarter, then on the Commencement Date, a payment of an amount equal to the product of $865,312.50 multiplied by a fraction, the numerator of which is the number of days in the quarter from and including the Commencement Date through the end of the quarter in which the Commencement Date occurs, and the denominator of which is the total number of days in the quarter in which the Commencement Date occurs.

(b) Beginning with the twenty-fifth (25th) full calendar month after the Commencement Date and every twenty-fourth (24th) month thereafter (each an "Adjustment Month") during the Primary Term: the annual Fixed Rent payable during the next twenty-four (24) month period (commencing with each Adjustment Month) shall be the Fixed Rent payable during the twenty four
      (24) months preceding the Adjustment Month increased (but not decreased) by the percentage increase in the Consumer Price Index from the twenty sixth (26th) month preceding the Adjustment Month through the second month immediately preceding the Adjustment Month, 1/4 of which shall be payable in advance on the first day of each quarter annual period (each January, April, July and October of each year) (commencing with each Adjustment Month); provided, however, that such increase shall not exceed 6.06% for any twenty-four month period.

(c) Beginning with the first quarter annual period of each Extension Term the annual Fixed Rent payable during the first twelve (12) months of such Extension Term shall be the fair market rental value of the Sites subject to the Extension Term, as agreed upon at least 9 months prior to the commencement of such Extension Term in a written amendment to this Lease entered into by Landlord and Tenant setting forth such amounts; provided, however that if Landlord and Tenant are unable to agree upon the fair rental value of the applicable Sites at least 9 months prior to the commencement of such Extension Term, then upon written notice from either party to the other, the annual Fixed Rent payable during the first twelve
      (12) months of such Extension Term shall be at the fair market rental value of the applicable Sites as determined in accordance with Exhibit G.

(d) Beginning with the thirteenth (13th) full calendar month after the Extension Term Commencement Date and every twelfth (12th) month thereafter (each an "EXTENSION TERM ADJUSTMENT MONTH") during the Extension Term: the annual Fixed Rent payable during the next twelve (12) month period (commencing with each Extension Term Adjustment Month) shall be the Fixed Rent payable during the twelve (12) months preceding the Extension Term Adjustment Month increased (but not decreased) by the percentage increase in the Consumer Price Index from the fourteenth (14th) month preceding the Extension Term Adjustment Month through the second month immediately preceding the Extension Term Adjustment Month; 1/4 of which shall be payable in advance on the first day of each quarter annual period (each January, April, July and October of each year) (commencing with each Extension Term Adjustment Month).

Landlord Address for Payment:

            (a)   by wire transfer:   Chase Manhattan Bank
                                      ABA #021000021
                                      SFT II, Inc. Sweep Account
                                      Account #230-142613

            (b) by check (to be received at least 4 business days before the due date) to:

                                      SFT II, Inc. Sweep Account
                                      P. O. Box 35520
                                      Newark, NJ 07193-5520

Tenant Address:   EGL Eagle Global Logistics, LP
                  15350 Vickery Drive
                  Houston, Texas  77032
                  Attention:  Jon Kennedy
                              Senior Vice President
                              Corporate Administration

                                 LEASE AGREEMENT

                                     Between

                                 ISTAR EAGLE LP

                                   as Landlord

                                       and

                         EGL EAGLE GLOBAL LOGISTICS, LP

                                    as Tenant

                          Dated as of December 31, 2001

                                TABLE OF CONTENTS

                                                                              Page
                                                                              ----
1.   DEFINITIONS............................................................     1
2.   DEMISE OF PREMISES; QUIET ENJOYMENT....................................     4
3.   USE....................................................................     4
4.   TERM...................................................................     5
5.   RENTAL; GUARANTY.......................................................     5
6.   TAXES..................................................................     6
7.   NET LEASE; NON-TERMINABILITY...........................................     8
8.   SERVICES...............................................................     9
9.   REPAIRS AND MAINTENANCE; REPLACEMENT...................................    10
10.  DESTRUCTION OF OR DAMAGE TO PREMISES...................................    11
11.  INSURANCE, HOLD HARMLESS AND INDEMNIFICATION...........................    12
12.  COMPLIANCE WITH LAWS, COVENANTS........................................    15
13.  PARTIAL TAKING.........................................................    16
14.  SUBSTANTIAL TAKING.....................................................    16
15.  DEFAULT:   Events of Default...........................................    17
16.  REMEDIES...............................................................    19
17.  SUBORDINATION..........................................................    20
18.  LANDLORD'S RIGHT OF ENTRY..............................................    21
19.  NOTICES................................................................    21
20.  ESTOPPEL CERTIFICATE; FINANCIAL DATA...................................    23
21.  MECHANICS' LIENS.......................................................    24
22.  END OF TERM............................................................    25
23.  ALTERATIONS............................................................    26
24.  MEMORANDUM OF LEASE....................................................    28
25.  SUBLETTING/ASSIGNMENT..................................................    28
26.  HAZARDOUS MATERIAL.....................................................    29
27.  FINANCING..............................................................    32
28.  MISCELLANEOUS PROVISIONS...............................................    33
29.  PURCHASE PROCEDURE.....................................................    34

EXHIBITS:

A-1  LEGAL DESCRIPTION FOR HOUSTON SITE 1
A-2  LEGAL DESCRIPTION FOR HOUSTON SITE 4
A-3  LEGAL DESCRIPTION FOR DISTRIBUTION FACILITY
A-4  IMPROVEMENTS
B    EQUIPMENT
C    PERMITTED ENCUMBRANCES
D    FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT
     AGREEMENT
E    TENANT'S TRADE FIXTURES
F    FAIR MARKET VALUE DETERMINATION FOR PREMISES


                                TABLE OF CONTENTS
                                  (CONTINUED)

G    FAIR MARKET VALUE DETERMINATION FOR FIXED RENT DURING EXTENSIONS
H    CONDEMNATION SITE PRICES
I    FIXED RENT REDUCTION PERCENTAGE FOR EACH SITE
J    FORM OF COMMENCEMENT DATE DECLARATION

      THIS LEASE AGREEMENT, made and entered into as of the date set forth in the Basic Lease Information (together with all amendments and supplements hereto, this "LEASE"), by and between iStar Eagle LP, a Delaware limited partnership with offices c/o iStar Financial Inc., 1114 Avenue of the Americas, 27th Floor, New York, New York 10036 (together with any successor or assigns, hereinafter called the "LANDLORD") and EGL Eagle Global Logistics, LP, a Delaware limited partnership, having an address at 15350 Vickery Drive, Houston, Texas 77032 (together with any permitted successor or assigns, hereinafter collectively called the "TENANT").

1.    DEFINITIONS

      Capitalized terms used herein shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and plural forms of the terms herein defined.

      "ADDITIONAL RENT" means all amounts, liabilities and obligations other than Fixed Rent which Tenant assumes or agrees to pay under this Lease to Landlord or others.

      "AFFILIATES" means persons (other than individuals) controlled by, controlling, or under common control with Tenant.

      "ALTERNATIVE CREDIT RATING AGENCY" means if either or both of S & P and Moody's no longer exist or no longer assign Credit Ratings, such other nationally recognized statistical credit rating agency designated by Landlord, acting in its sole discretion.

      "BASIC LEASE INFORMATION" means the page(s) preceding this Lease which are hereby incorporated by reference.

      "COMMENCEMENT DATE" is defined and shall have the meaning specified in the Basic Lease Information.

      "CONSUMER PRICE INDEX" means the Consumer Price Index-U.S. City Average for All Urban Consumers (all item) (1982-84=100) prepared by the Bureau of Labor Statistics of the United States Department of Labor. In the event that such Consumer Price Index shall no longer be published with a base year of 1982-84=100, Landlord shall compute, by reference to data available from such Bureau of Labor Statistics, the actual percentage increase in consumer prices during the period or periods in question. If said Consumer Price Index shall cease to be published, Landlord shall use the most comparable index published by the United States Government. Where the Consumer Price Index is required for a given month, and if the Consumer Price Index is not published for such month, then the Consumer Price Index published for the month closest and prior to the designated month shall be used.

      "CREDIT RATING" means the senior unsecured debt rating issued by S&P and Moody's or if either or both no longer exist or no longer issue ratings then an Alternative Credit Rating Agency, as applicable. All references to specific levels of a Credit Rating mean such rating with a "stable" or "positive" outlook, but not a "negative" outlook or "on watch" associated with such rating.

      "ENVIRONMENTAL LAWS" is defined in paragraph 26(b) of this Lease.

      "EQUIPMENT" means the equipment listed on Exhibit B.

      "EVENT OF DEFAULT" is defined in paragraph 15 of this Lease.

      "EXTENSION TERM COMMENCEMENT DATE" is defined in paragraph 4(b) of this Lease.

      "EXTENSION TERMS" is defined in paragraph 4(b) of this Lease.

      "FIRST MORTGAGE" or "MORTGAGE" shall mean a first mortgage on all or any portion of the Premises given by Landlord to the Mortgagee to secure a loan financing or refinancing all or a portion of the Landlord's interest in the Premises.

      "FIXED RENT" is defined in paragraph 5 of this Lease.

      "GUARANTOR" means EGL, Inc., a Texas corporation and its successors.

      "GUARANTY" is defined in paragraph 5(d) of this Lease.

      "IMPOSITION" means the various taxes and other charges referred to in paragraph 6 of this Lease and the present and future governmental laws and regulations more specifically described in paragraph 6(d) of this Lease.

      "IMPROVEMENTS" means all of the buildings, structures, improvements, equipment, and all building fixtures therein (including, without limitation, parking areas, and driveways now or hereafter located on the Land and generally described on Exhibit A-4 hereto, other than and specifically excluding Tenant's Trade Fixtures.

      "INITIAL APPRAISER" is defined in Exhibit F of this Lease.

      "INITIAL VALUATION" is defined in Exhibit F of this Lease.

      "LAND" means the three parcels of land, but none of the Improvements thereon, described in Exhibit A-1, Exhibit A-2, and Exhibit A-3 hereto.

      "LANDLORD" is defined in the first paragraph of this Lease.

      "LEASE" is defined in the first sentence of this Lease.

      "LEASE EXPIRATION DATE" is defined and shall have the meaning specified in the Basic Lease Information.

      "MOODY'S" means Moody's Investors Services, Inc. and its successors.

      "MORTGAGEE" shall mean any holder of a First Mortgage with respect to the Premises or any part thereof.

      "OTHER TAXES" is defined in paragraph 6(b) of this Lease.

      "OVERDUE RATE" means the sum of 5% plus the prime or base interest rate of money center banks as reported from time to time in The Wall Street Journal, but in any event, if lower, the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes).

      "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof.

      "PERMITTED ENCUMBRANCES" means:

      (a) Any liens for taxes, assessments and other governmental charges and any liens of mechanics, materialmen and laborers for work or services performed or materials furnished in connection with the Premises, which are not due and payable;

      (b) The easements, rights-of-way, encroachments, encumbrances, restrictive covenants or other matters affecting the title to the Premises or any part thereof set forth on Exhibit C attached hereto; and

      (c)   This Lease and the rights of Tenant hereunder.

      "PRIMARY TERM" is defined in paragraph 4(a) of this Lease.

      "PREMISES" is defined in paragraph 2(a) of this Lease.

      "PROCEEDS TRUSTEE" is defined in paragraph 10 of this Lease.

      "PROPERTY TAXES" is defined in paragraph 6(a) of this Lease.

      "RENT" means Fixed Rent and Additional Rent.

      "S&P" means Standard & Poor's Rating Service (a division of McGraw-Hill Companies, Inc.) and its successors or assigns.

      "SITE ASSESSMENTS" is defined in paragraph 26(d) of this Lease.

      "SITE REVIEWERS" is defined in paragraph 26(d) of this Lease.

      "SUBORDINATION AGREEMENT" is defined in paragraph 17(a) of this Lease.

      "SUPERIOR MORTGAGE" is defined in paragraph 17(a) of this Lease.

      "TENANT" is defined in the first paragraph of this Lease.

      "TENANT'S TRADE FIXTURES" means all personal property of Tenant in or on the Premises which is not necessary for the operation of the Improvements and is listed on Exhibit E hereto, and specifically excludes the Equipment.

      "TERM" means the Primary Term, together with each Extension Term when Tenant has exercised or is deemed to have exercised its option related to such Extension Term.

      "TERMINATION DATE" is defined in paragraph 14 of this Lease.

      "THIRD APPRAISER" is defined in Exhibit F of this Lease.

      "THIRD VALUATION" is defined in Exhibit F of this Lease.

2.    DEMISE OF PREMISES; QUIET ENJOYMENT

      (a) Landlord hereby demises and leases to Tenant and Tenant hereby leases and rents from Landlord the Premises, IN ITS "AS IS" CONDITION, SUBJECT TO THE EXISTING STATE OF TITLE (WITHOUT EXPRESS OR IMPLIED WARRANTY OF LANDLORD WITH RESPECT TO THE CONDITION, QUALITY, REPAIR OR FITNESS OF THE PREMISES FOR A PARTICULAR USE OR TITLE THERETO, ALL SUCH WARRANTIES BEING HEREBY DISCLAIMED BY LANDLORD AND WAIVED AND RENOUNCED BY TENANT). The "PREMISES" consists of collectively, Landlord's interest in the Land, the Equipment, the Improvements, together with any easements, rights, and appurtenances in connection therewith or belonging to said Land and Improvements. No easement for light, air or view is included with or appurtenant to the Premises. The foregoing disclaimer has been negotiated by Landlord and Tenant, each being represented by independent counsel, and is intended as a complete negation of any representation or warranty by Landlord, express or implied.

      (b) Landlord covenants with Tenant that, upon the payment of the Fixed Rent and Additional Rent and the performance of all the terms of this Lease, Tenant shall at all times during the Term, peaceably and quietly enjoy the Premises without any disturbance from Landlord or from any person claiming by, through, or under Landlord. Exercise by Landlord of its rights to come upon the Premises as set forth in this Lease shall not constitute a violation of this paragraph.

      (c) The Premises includes the property (a) described in Exhibit A-1 ("HOUSTON SITE 1") and in Exhibit A-2 ("HOUSTON SITE 4"), each located at the address commonly known as 15350-15390 Vickery Drive, Houston, Texas 77032 (collectively, the "CORPORATE HEADQUARTERS") and (b) described in Exhibit A-3 and located at the address commonly known as 18300 East 28th Avenue, Aurora, Colorado (the "DISTRIBUTION FACILITY"). The Houston Site 1, Houston Site 4 and the Distribution Facility are each individually herein called a "SITE" and together are herein called the "SITES". A general description of the Sites is set forth on Exhibit A-4, provided that Landlord makes no representation as to the square footage of any Site, and Tenant shall not be entitled to any reduction or abatement of Fixed Rent based on any measurement or calculation of the square footage of any improvement on any Site.

3.    USE

      Tenant shall, subject to applicable zoning restrictions and any recorded covenants or restrictions, use and occupy the Premises, including each Site, only for general office, warehouse, freight forwarding and distribution purposes. Tenant shall not use, suffer or permit the Premises, or any portion thereof, to be used by Tenant, any third party or the public, as such, without restriction or in such manner as might impair Landlord's title to or interest in the Premises, or in such manner as might make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third Persons, or of implied dedication of the Premises, or any portion thereof.

4.    TERM

      (a) The primary term of this Lease (the "PRIMARY TERM") shall be for a period of no less than Sixteen (16) years, beginning on the Commencement Date and ending on the Lease Expiration Date as set forth on the Basic Lease Information.

      (b) Tenant shall have the right, at its option, to extend the Primary Term of this Lease for 3 extension terms (the "EXTENSION TERMS"), each of which shall extend the Primary Term for one or more of the Sites, for an additional 5 years. Each Extension Term shall commence on the day after the expiration of the preceding term (each, an "EXTENSION TERM COMMENCEMENT DATE") and shall expire on the 5th anniversary of the Lease Expiration Date in the case of the first (1st) Extension Term, and on the tenth (10th) and fifteenth (15th) anniversaries of the Lease Expiration Date in the case of the second (2nd) and third (3rd) Extension Terms, respectively. The options to extend the Term of this Lease as described above shall not be deemed exercised by Tenant unless at least twelve
(12) months prior to the Lease Expiration Date for the Primary Term or at least twelve (12) months prior to the expiration of the Extension Term for the first
(1st) and second (2nd) Extension Terms, respectively, Tenant shall have delivered written notice to Landlord of Tenant's irrevocable decision to so extend this Lease and identifying each Site for which the term will be extended. Tenant's failure to deliver one (1) such timely notice to extend to Landlord with respect to any Site shall terminate all future Extension Terms, if any, with respect to such Site. Subject to the provisions of paragraph 5, the terms and conditions of this Lease shall apply to each Site for which Tenant has timely exercised its extension option hereunder during the Extension Term with the same force and effect as if such Extension Term had originally been included in the Primary Term of the Lease. The right of Tenant to the Extension Terms shall be conditioned upon this Lease being in full force and effect as of the Lease Expiration Date or expiration of the 1st and 2nd Extension Term, as the case may be, and no Event of Default being in effect as of (i) the date written notice is given to Landlord of Tenant's irrevocable decision to extend this Lease and identifying each Site for which the term will be extended, and (ii) as of each applicable Extension Term Commencement Date. The Primary Term, together with any Extension Term, shall constitute the "TERM" of this Lease.

5.    RENTAL; GUARANTY

      (a) Tenant shall pay to Landlord the following amounts as rent for the
Premises:

            (i) During the Term of this Lease, Tenant shall pay to Landlord, as fixed quarterly rent, the amount of quarterly fixed rent specified in the Basic Lease Information ("FIXED RENT").

            (ii) Throughout the Term of this Lease, Tenant shall pay, as Additional Rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated Additional Rent. As used in this Lease,

"RENT" shall mean and include all Fixed Rent and Additional Rent payable by Tenant in accordance with this Lease.

      (b) It is the intention of Landlord and Tenant that the Fixed Rent payable by Tenant to Landlord during the entire term of this Lease shall be absolutely net of all costs and expenses incurred in connection with the management, operation, maintenance and repair of the Premises in accordance with this Lease. Landlord shall have no obligations or liabilities whatsoever with respect to the management, operation, maintenance or repair of the Premises during the term of this Lease, and Tenant shall manage, operate, maintain and repair the Premises in accordance with this Lease and shall pay all costs and expenses incurred in connection therewith before such costs or expenses become delinquent. Without limiting the generality of the foregoing, throughout the entire term of this Lease, Tenant shall pay, as Additional Rent, all premiums for all property and liability insurance covering the Premises required under this Lease, all Property Taxes (as defined in paragraph 6(a)) and all Other Taxes (as defined in paragraph 6(b)) that accrue during or are allocable to the terms of this Lease.

      (c) Tenant shall pay all Fixed Rent to Landlord, in advance, on or before the first day of each and every calendar quarter (each January, April, July and October of each year) during the Term of this Lease (other than the payment due on the Commencement Date which is due as set forth in the Basic Lease Information) without notice, by either (i) wire transfer or other electronic means or otherwise so there are collected funds available to Landlord on the due date, or (ii) by check drawable upon good funds by mail for delivery at least four business days before the due date therefor. Interest at the Overdue Rate shall accrue on Fixed Rent from the due date thereof to the date of actual payment. If the Fixed Rent is paid more than five (5) days after its due date, a late charge of 5% of the delinquent amount shall be due and payable. Tenant shall pay all Additional Rent when due. Tenant shall pay all Fixed Rent to Landlord without notice, demand, deduction or offset, in lawful money of the United States of America, at the address of Landlord specified in the Basic Lease Information, or to such other person or persons or at such other place or places as Landlord may from time to time designate in writing.

      (d) Tenant acknowledges and agrees that it was a condition precedent to Landlord entering into this Lease that Landlord receive a guaranty of Tenant's payment and performance of all of Tenant's obligations under this Lease (in such form as approved by Landlord, the "GUARANTY") from Guarantor, which Guaranty is being entered into contemporaneously with the execution of this Lease..

6.    TAXES

      (a) Tenant shall pay, as Additional Rent, all Property Taxes prior to the assessment of any interest or penalty for late payment. "PROPERTY TAXES" shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, municipal service fee, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Premises or any part thereof or any personal property used in connection with the Premises, including Landlord's franchise taxes based upon gross receipts or derivatives thereof (but not net income or derivatives thereof).

"Property Taxes" shall not include (1) federal or state income or inheritance taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes or
(2) state or federal income taxes of Tenant or Guarantor.

      (b) Tenant shall pay, as Additional Rent, all Other Taxes prior to the assessment of any interest or penalty for late payment. "OTHER TAXES" shall mean all taxes, assessments, excises, levies, fees and charges, including all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (i) the Premises,
(ii) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (iii) any Rent payable under this Lease, including any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such Rent,
(iv) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. "Other Taxes" shall not include (i) state or federal income or inheritance taxes of Landlord unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Other Taxes or (2) state or federal income taxes of Tenant or Guarantor. Other Taxes shall not include any franchise tax based upon net income or derivatives thereof (but not gross income or derivatives thereof).

      (c) Except for any tax on the net income derived from the Fixed Rent, if at any time during the Term, any method of taxation shall be such that there shall be levied, assessed or imposed on the Landlord, or on the Fixed Rent or Additional Rent, or on the Premises, or any portion thereof, a capital levy, gross receipts tax, occupational license tax or other tax on the Rents received therefrom, or a franchise tax, or an assessment, gross receipts levy or charge measured by or based in whole or in part upon such gross Rents, Tenant, to the extent permitted by law, covenants to pay and discharge the same, it being the intention of the parties hereto that the Fixed Rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever, foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind, or description, except as otherwise expressly provided in this Lease.

      (d) Tenant covenants to furnish Landlord, within fifteen (15) days after request by Landlord, official receipts of the appropriate taxing authority, if any, or other appropriate proof reasonably satisfactory to Landlord, evidencing the payment of all Impositions. The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition may be relied upon by Landlord as sufficient evidence that such Imposition is due and unpaid at the time of making or issuance of such certificate, advice or bill.

      (e) Tenant shall have the right to contest the amount or validity, in whole or in part, of any Property Tax or Other Tax or to seek a reduction in the valuation of the Premises as assessed for real estate property tax purposes by appropriate proceedings diligently conducted in good faith (but only after payment of such Tax) provided, however, Tenant may withhold payment of such tax if permitted by applicable law and provided that Tenant establishes an escrow to cover the payment of such tax and any accrued interest or penalty that may become due and payable during the period of such contest. Landlord shall not be required to join in any proceeding referred to in this subparagraph (e) unless required by law, in which event Landlord shall, upon written request by Tenant, join in such proceedings or permit the same to be brought in its name, all at Tenant's expense. Landlord agrees to provide, at Tenant's expense, whatever assistance Tenant may reasonably require in connection with any such contest. Tenant covenants that Landlord shall not suffer or sustain any costs or expenses (including, but not limited to, counsel fees) or any liability in connection with any such proceeding. No such consent shall subject Landlord to any civil liability or the risk of any criminal liability.

      (f) If required by any Mortgagee or upon written notice from Landlord following an Event of Default, Tenant shall pay to Landlord on the first day of each calendar month an amount equal to one twelfth (1/12) of the Property Taxes and Other Taxes, as reasonably estimated by Landlord on the basis of assessments and bills and estimates thereof. Such amounts shall be held by Landlord or Mortgagee, without interest, and shall not be deemed to be trust funds and may be commingled with the general funds of Landlord or Mortgagee, as applicable. Landlord shall apply such amounts to the payment of the taxes with respect to which such amounts were paid, subject to any rights of the Mortgagee thereto. Landlord shall make no charge for holding and applying such amounts. If at any time the amount on deposit pursuant to this paragraph shall be less than the amount reasonably deemed necessary by Landlord to pay such taxes as they become due, Tenant shall pay to Landlord the amount necessary to make the deficiency within five (5) days after notice from Landlord requesting payment thereof. Annually Landlord shall refund to Tenant any amount held by Landlord pursuant to this paragraph which is not reasonably deemed necessary for the payment of future taxes.

      (g) Landlord will, within fifteen (15) days after receipt, reimburse Tenant for any refund of Property Tax or Other Tax received by Landlord as a result of any tax contest relating to the Term.

7.    NET LEASE; NON-TERMINABILITY

      (a) This is an absolutely net lease and the Fixed Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice (except as expressly provided herein), demand, set-off, counterclaim, abatement, suspension, deduction or defense. It is the intention of the parties hereto that the Fixed Rent shall be an absolutely net return to Landlord throughout the term of this Lease. In order that such Rent shall be absolutely net to Landlord, Tenant shall pay when due, and save Landlord harmless from and against, any and all costs, charges and expenses attributable to the Premises, including but not limited to, each fine, fee, penalty, charge (including governmental charges), assessments, sewer rent, Impositions, insurance premiums as may be required from time to time by Landlord or Mortgagee, utility expenses, carrying charges, costs, expenses and obligations of every kind and nature whatsoever, general and special, ordinary and extraordinary, foreseen and unforeseen, the payment for which Landlord or Tenant is, or shall become liable by reason of any rights or interest of Landlord or Tenant in, to or under the Premises or this Lease or in any manner relating to the ownership, leasing, operation, management, maintenance, repair, rebuilding use or occupation of the Premises, or of any portion thereof; provided, however, that nothing herein contained shall be construed as imposing upon Tenant any obligation to pay any estate, inheritance, succession, franchise or transfer tax of Landlord growing out of, or levied in connection with, this Lease or the Landlord's right or interest in the Premises.

      (b) This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, except as expressly provided in paragraph 14, nor shall Tenant be entitled to any abatement or reduction of Rent hereunder, nor shall the obligations of Tenant under this Lease be affected, by reason of (i) any damage to or destruction of all or any part of the Premises from whatever cause,
(ii) subject to paragraph 14, the taking of the Premises or any portion thereof by condemnation, requisition or otherwise, (iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Premises, or any interference with such use, (iv) any eviction by paramount title or otherwise,
(v) Tenant's acquisition or ownership of all or any part of the Premises otherwise than as expressly provided herein, (vi) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties, (vii) the failure of Landlord to deliver possession of the Premises or (viii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Fixed Rent, the Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to any express provision of this Lease. Tenant agrees that Tenant will not be relieved of the obligations to pay the Basic Rent or any Additional Rent in case of damage to or destruction of the Premises.

      (c) Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up or other proceeding affecting Landlord or its successor in interest, or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successor in interest or by any court in any such proceeding.

      (d) Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof, or (ii) to any abatement, suspension, deferment or reduction of the Fixed Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided herein.

8.    SERVICES

      Tenant shall, at Tenant's sole cost and expense, supply the Premises with electricity, heating, ventilating and air conditioning, water, natural gas, lighting, replacement for all lights, restroom supplies, telephone service, window washing, security service, janitor, scavenger and disposal services (including hazardous and biological waste disposal), and such other services as Tenant determines to furnish to the Premises. Landlord shall not be in default hereunder or be liable for any damage or loss directly or indirectly resulting from, nor shall the Fixed Rent or Additional Rent be abated or a constructive or other eviction be deemed to have occurred by reason of, the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, any failure to furnish or delay in furnishing any such services, whether such failure or delay is caused by accident or any condition beyond the control of Landlord or Tenant or by the making of repairs or improvements to the Premises, or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any form of energy serving the Premises, whether such results from mandatory governmental restriction or voluntary compliance with governmental guidelines. Tenant shall pay the full cost of all of the foregoing services and all other utilities and services supplied to the Premises as Additional Rent.

            9. REPAIRS AND MAINTENANCE; REPLACEMENT

      (a) Tenant shall, at its own sole cost and expense, keep the Premises, including each Site therein, in good order and condition as an office building with respect to the Corporate Headquarters and an office and distribution facility with respect to the Distribution Facility at all times on and after Commencement Date to and including the date of the termination of the Term, by lapse of time or otherwise. Tenant shall timely and properly maintain, repair and replace all of the Premises and all its component parts, including, but not limited to, parking lot surface and stripes, all landscaping, mechanical systems, electrical and lighting systems, plumbing and sewage systems, fixtures and appurtenances, interior and exterior walls, roof, foundations, floor slabs, columns and structural steel so as to preserve and protect the useful life, utility and value of such components, and in all events so as to preserve the effectiveness of any warranty relating thereto, such repairs and replacements to be at least in quality and class to the original work. If any building system or component shall become obsolete, non-functional, or uneconomic to repair, Tenant shall remove such item from the Premises and, promptly replace it with an item of comparable initial value and function. Promptly upon installation of any equipment which is not leased from third parties or Tenant Trade Fixtures, Tenant shall deliver to Landlord the original warranty (which shall specify Landlord as the owner of the equipment) relating to such equipment. Tenant shall deliver to Landlord a written statement showing all removals and replacements of such systems or components during the preceding calendar year, including manufacturers, model numbers, and serial numbers. Landlord may, upon three (3) business days prior notice cause independent private inspectors to make inspections of any building and building systems on the Premises or segments thereof to determine Tenant's compliance under this paragraph 9.

      Landlord may, but is not required to, after five (5) days notice to Tenant (except in the case of emergency, in which case Tenant shall be given notice contemporaneously with entry), enter the Premises and make such repairs, alterations, improvements, additions, replacements or maintenance as Landlord deems necessary to cure any default of Tenant hereunder, in a diligent fashion, and Tenant shall pay Landlord as Additional Rent forthwith (and in any event within ten (10) days) upon being billed for same by Landlord the cost thereof plus an administrative fee of 3% of such cost. Such amounts shall bear interest at the Overdue Rate from the date of billing until paid.

      (b) It is intended by Tenant and Landlord that Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Premises (or any equipment therein), whether structural or nonstructural, all of which obligations are intended, as between Landlord and Tenant, to be those of Tenant. Tenant expressly waives the benefit of any statute now or in the future in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

      (c) Tenant shall maintain on the Premises, and turn over to Landlord upon expiration or termination of this Lease, then current operating manuals for the equipment then located on the Premises.

      (d) Tenant covenants not to maintain or install any underground storage tank on the Land.

10.   DESTRUCTION OF OR DAMAGE TO PREMISES

      If the Premises are damaged by fire or other casualty during the Term of this Lease, Tenant shall repair such damage and restore the Premises to substantially the same or better condition as existed before the occurrence of such fire or other casualty using materials of the same or better grade than that of the materials being replaced, and this Lease shall remain in full force and effect. Such repair and replacement by Tenant shall be done in accordance with paragraph 23 and the standards of paragraph 9 and Tenant shall, at its expense, obtain all permits required for such work. An architect or engineer selected by Landlord shall review, at Tenant's expense, all plans and specifications and all draw requests hereunder. In no event shall Fixed Rent or Additional Rent abate, nor shall this Lease terminate by reason of such damage or destruction. Provided Tenant is not in default under this Lease (and no event has occurred which, with the passage of time, the giving of notice, or both, would constitute a default), and provided Tenant has (i) delivered to Landlord plans and specifications and a budget for such repair and restoration (all of which Landlord shall have approved), and (ii) deposited with Landlord or the Proceeds Trustee (defined below) cash in the sum equal to the excess, if any, of the total cost set forth in such approved budget over the amount of insurance proceeds received on account of such casualty, then to the extent such proceeds are available to Landlord from Mortgagee, Landlord shall make available to Tenant all insurance proceeds actually received by Landlord on account of such casualty, for application to the costs of such approved repair and restoration, as set forth below.

      If the estimated cost of reconstruction and the amount of insurance proceeds are less than $500,000, such proceeds shall be paid to Tenant to apply to the cost of restoration. If the estimated cost of reconstruction is equal to or in excess of $500,000, all insurance proceeds shall be paid to or deposited with either a bank or trust company designated by Landlord, subject to the reasonable approval of Tenant (herein called the "PROCEEDS TRUSTEE") in the name of the Proceeds Trustee as trustee for Landlord and Tenant and disbursed in the manner hereinafter provided. If Landlord mortgages the Premises with a First Mortgage, the Mortgagee thereunder may, at its option, be appointed Proceeds Trustee for so long as such First Mortgage remains outstanding and such Mortgagee does not control Landlord or is not controlled by or under common control with Landlord. Insurance proceeds shall be deposited in an interest bearing account and interest shall be distributed to Tenant upon completion of said installation, repair, replacement or rebuilding, provided no default has occurred and is continuing hereunder. All checks drawn on said account shall be signed by the Proceeds Trustee. Subject to the terms and conditions of any First Mortgage (if the Mortgagee is the Proceeds Trustee), insurance proceeds shall be disbursed to Tenant by the Proceeds Trustee under the following procedure:

            (i) No more frequently than once per calendar month, Tenant may request that Landlord reimburse Tenant out of such insurance proceeds for costs incurred by Tenant for work in place to repair and restore the Premises during the immediately preceding calendar month. Tenant's request shall certify that all work for which reimbursement is requested was performed in compliance with the plans and specifications approved by Landlord pursuant to paragraph 9 and all applicable laws, and shall include reasonably satisfactory evidence of the costs incurred by Tenant and unconditional lien releases in form and substance required by applicable law executed by all mechanic's, materialmen, laborers, suppliers and contractors who performed any portion of the repair work or applied materials.

            (ii) Within fifteen (15) days after receiving Tenant's request, Landlord shall approve or disapprove Tenant's request, which approval shall not be unreasonably withheld, by written notice to Tenant. If Landlord approves all or any portion of a request and Landlord has received (and not previously disbursed) insurance proceeds, then Landlord's approval shall include a check in the amount approved by Landlord. If Landlord disapproves all or any portion of a request, then Landlord's notice shall state the reasons for that disapproval. Landlord's failure to deliver a notice approving or disapproving a request shall be conclusively deemed Landlord's disapproval of the request.

11.   INSURANCE, HOLD HARMLESS AND INDEMNIFICATION

      (a) Landlord shall not be liable to Tenant for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises arising at any time and from any cause whatsoever except when caused by the gross negligence or willful misconduct of Landlord. Tenant waives all claims against Landlord arising from any liability described in this paragraph 11(a), except to the extent caused by the gross negligence or willful misconduct of Landlord.

      (b) Tenant hereby agrees to indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to any use or occupancy of the Premises, or any condition of the Premises, or any default in the performance of Tenant's obligations hereunder, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof or any part of the building or the land constituting a part of the Premises arising at any time and from any cause whatsoever or occurring outside the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. This paragraph 11(b) shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

      (c) Tenant shall, at all times and during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force comprehensive commercial general liability and special cause of loss insurance, including contractual liability (specifically covering this Lease), cross liability, fire, legal liability, and premises operations, all on an "occurrence" policy form, with a minimum combined single limit in the amount of $10,000,000 per occurrence for bodily or personal injury to, illness of, or death of persons and damage to property occurring in, on or about the Premises, and such insurance shall name the Landlord, any Mortgagee, and any other parties designated by Landlord as additional insureds. Tenant shall, at Tenant's sole cost and expense, be responsible for insuring Tenant's furniture, equipment, fixtures, computers, office machines and personal property.

      (d) Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force worker's compensation and employer's liability insurance in all states in which the Premises and any other operations of the Tenant are located and any other state in which the Tenant may be subject to any statutory or other liability arising in any manner whatsoever out of the actual or alleged employment of others.

      (e) Tenant shall, at all times during the Term of this Lease, at Tenant's sole cost and expense, obtain and keep in force or reimburse Landlord for the cost of (a) insurance against loss (including terrorism, earthquake and flood) or damage to the Premises by fire and all other risks of physical loss (including earthquake and flood) covered by insurance of the type now known as "all risk," with difference in conditions coverage, in an amount not less than the full replacement cost of the Premises (without deduction for depreciation), including the cost of debris removal and such endorsements as Landlord may reasonably require, and containing "Replacement Cost" and "Agreed Amount" endorsements; (b) boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, ventilation and air conditioning equipment, and elevator and escalator equipment, provided the Premises contain equipment of such nature and insurance against loss of occupancy or use arising from any breakdown of any such items, in such amounts as Landlord may reasonably determine; (c) plate glass insurance in such amounts as Landlord may reasonably determine if the Premises contain plate glass; (d) business interruption insurance insuring that the Fixed Rent will be paid to Landlord for up to one year if the Premises are destroyed or rendered untenantable by any cause insured against (it being understood that the existence of such insurance does not reduce Tenant's obligation to pay Fixed Rent without diminution), and in the event of termination of this Lease due to any such insured cause, pay to Landlord one year's Fixed Rent; and (e) insurance in amounts and against such other risks as Landlord or Mortgagee may reasonably require and against such risks as are customarily insured against by operators of similar properties. In addition, during any period when any demolition or construction on the Land is underway, Tenant shall maintain the following insurance: (i) completed value builders risk insurance for the Premises, including all building materials thereon, covering loss or damage from fire, lightning, extended coverage periods, sprinkler, leakage, vandalism, malicious mischief and perils insured in an amount not less than the full insurable value of the Premises, and (ii) worker's compensation insurance covering the full statutory liability as an employer of the contractor performing the work of such construction or alterations.

      (f) All insurance required to be maintained by Tenant under this paragraph 11 and all renewals thereof shall be issued by good and responsible companies qualified to do and doing business in the state of where the Premises are located and having a S&P claims paying ability rating of at least "AA" and a rating of "A-XIII" or better in the current Best's Insurance Reports and shall be reasonably satisfactory to Landlord. All deductible amounts in excess of $100,000 under each such insurance policy shall be subject to Landlord's prior written approval. Each policy to be maintained by Tenant shall expressly provide that the policy shall not be canceled or altered without thirty (30) days' prior written notice to Landlord and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired. All insurance under this paragraph 11 to be maintained by Tenant shall name Landlord, Mortgagee, and any other parties designated by Landlord as an additional insured and loss payee, shall be primary and noncontributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord. Tenant may carry such insurance under "blanket" policies, provided such policies expressly reserve an amount of coverage for the Premises equal to the amount required by this Lease. Upon the issuance of each such policy to be maintained by Tenant, Tenant shall deliver each such policy or a certified copy and a certificate thereof (Acord 27 form) to Landlord for retention by Landlord, provided that Tenant may deliver a certified copy of its existing policies to Landlord within thirty (30) days after the date hereof. Failure to properly maintain such insurance shall, without further notice, be an Event of Default under this Lease. Landlord shall have the right from time to time to effect insurance for the benefit of Tenant or Landlord or both of them and all premiums paid by Landlord shall be payable by Tenant as Additional Rent on demand. Tenant shall pay to Landlord, immediately upon demand all costs incurred by Landlord to obtain and maintain in effect the policies of insurance required under this paragraph 11 or otherwise required by Landlord.

      (g) Tenant waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Tenant against Landlord. Landlord waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Landlord insuring or covering the Premises or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Tenant shall, prior to or immediately after the date of this Lease, procure from each of the insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation which the insurer might otherwise, if at all, have to any claims of Tenant against Landlord as required by this paragraph 11(g). Tenant shall have the right to adjust losses under all policies of property insurance required by this Lease and Landlord shall have the right to participate in such process. If Tenant fails to adjust losses in a diligent manner, Landlord may, upon two (2) business days notice assume control of the adjustment process.

      (h) If required by any Mortgagee or upon written notice from Landlord following an Event of Default, Tenant shall pay to Landlord on the first day of each calendar month an amount equal to one twelfth (1/12) of the premiums for the insurance required by this paragraph 11, as reasonably estimated by Landlord on the basis of bills and estimates thereof. Such amounts shall be held by Landlord or Mortgagee, without interest, and shall not be deemed to be trust funds and may be commingled with the general funds of Landlord or Mortgagee. Landlord shall apply such amounts to the payment of the insurance premiums with respect to which such amounts were paid, subject to any rights of the Mortgagee thereto. Landlord shall make no charge for holding and applying such amounts. If at any time the amount on deposit pursuant to this paragraph shall be less than the amount deemed necessary by Landlord to pay such premiums as they become due, Tenant shall pay to Landlord the amount necessary to make the deficiency within five (5) days after notice from Landlord requesting payment thereof. Upon the expiration or termination of the term of this Lease (other than as a result of an Event of Default), Landlord shall promptly refund to Tenant any amount held by Landlord pursuant to this paragraph.

      (i) Landlord has informed Tenant that Landlord, or its affiliates, carries property insurance policies which meet or exceed the requirements for Tenant to carry with respect to the

Premises as set forth in this Lease. Upon Tenant's request, Landlord shall obtain, at Tenant's expense as Additional Rent (in accordance with Landlord's, or its affiliates', programs for other properties owned by other parties ("LANDLORD'S INSURANCE PROGRAM")), such property insurance on Tenant's behalf as of a mutually agreed upon, reasonable date and thereafter maintain such property insurance on Tenant's behalf until (1) Tenant notifies Landlord to cease causing such insurance to be so carried and (2) Tenant provides Landlord with copies of the property insurance policies which Tenant obtains to replace such Landlord's policies, which Tenant furnished policies must be in conformance with the requirements of this Lease. Tenant agrees to pay all such charges relating to such insurance carried by Landlord or its affiliates for the Premises. Additionally, Tenant shall obtain and maintain property insurance for the Premises in such amount and as otherwise required by any Mortgagee, either pursuant to a policy obtained by Tenant, or upon request as set forth above, through Landlord's Insurance Program, provided that in no event shall Tenant maintain or cause to be maintained property insurance for the Premises in an amount less than required by this Lease.

12. COMPLIANCE WITH LAWS, COVENANTS Tenant shall throughout the Term promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws, including, without limitation, the Americans with Disabilities Act of 1990, as the same may be amended from time to time, ordinances (zoning or otherwise), orders, rules, regulations and requirements of all Federal, State, municipal and other governmental bodies having jurisdiction over the Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Premises, or any portion thereof, or the sidewalks, curbs, roadways, alleys or entrances adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use of the Premises, or such adjacent or appurtenant facilities, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change in governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the amount of the costs thereof. Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants, if any, running with the land or hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Premises and required to be obtained and maintained under the terms of paragraph 12 hereof and shall comply with all development permits issued by governmental authorities issued in connection with development of the Premises.

      If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of paragraphs 6 or 26, or shall fail to make any other payment or perform any other act on its part to be made or performed hereunder, then Landlord, after ten (10) days prior written notice to Tenant (or without notice in situations where Landlord determines that delay is likely to cause harm to Landlord's interest in the Premises), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to do so,

            (i) pay any Imposition payable by Tenant pursuant to this Lease; or

            (ii) make any other payment or perform any other act on Tenant's part to be paid or performed hereunder, except that any time permitted to Tenant to perform any act required by this paragraph shall be extended for such period not to exceed 180 days as may be necessary to effectuate such performance, provided throughout such time Tenant is continuously, diligently and in good faith prosecuting such performance.

      Landlord may enter upon the Premises for any such purpose and take all such action therein or thereon as may be necessary therefor pursuant to this Section. All sums, reasonable under the circumstances, actually so paid by Landlord and all costs and expenses, including reasonable attorney's fees, incurred by Landlord in connection with the performance of any such act, together with interest thereon at the Overdue Rate and an administrative fee equal to 3% of all such costs and expenses, shall be paid by Tenant to Landlord on demand and submission of reasonable evidence of such expenditures. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant, and which would have been payable upon such insurance, but Landlord shall also be entitled to recover, as damages for such breach, the uninsured amount of any loss, damages, costs and expenses of suit, including reasonable attorney's fees, suffered or incurred by reason of damage to or destruction of the Premises, or any portion thereof or other damage or loss which Tenant is required to insure against hereunder, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.

13.   PARTIAL TAKING

      If less than substantially all of any Site shall be taken for public or quasi-public purposes, Tenant will promptly, at its sole cost and expense, restore, repair, replace or rebuild the improvements so taken in conformity with the requirements of paragraph 9 as nearly as practicable to the condition, size, quality of workmanship and market value thereof immediately prior to such taking, without regard to the adequacy of any condemnation award for such purpose. There shall be no abatement of Rent during such period of restoration. In performing its obligations, Tenant shall be entitled to all condemnation proceeds available to Landlord under the same terms and conditions for disbursement set forth for casualty proceeds in paragraph 10 hereof, including such proceeds being made available by Mortgagee. Tenant shall, at its sole cost and expense, negotiate and, if necessary, litigate, the amount of the award, and Landlord shall have the right to participate in such process, and if Tenant fails to diligently prosecute such efforts, Landlord may take control of the process. Any condemnation proceeds in excess of the amounts as are made available to Tenant for restoration or repair of the Premises, shall be the sole and exclusive property of Landlord. Tenant shall have the right to participate in condemnation proceedings with Landlord, and shall be entitled to receive any award made by the condemning authority in respect of business loss or, if available, business relocation and any other claim permitted by law which does not, in any such case, diminish Landlord's recovery.

14.   SUBSTANTIAL TAKING

      If all or substantially all of any Site shall be taken for public or quasi-public purposes, and if Tenant determines that such event has rendered such Site unavailable for use or unsuitable for restoration for continued use and occupancy in Tenant's business, then Tenant, in lieu of rebuilding as contemplated by paragraph 13, shall, not later than 90 days after such occurrence, deliver to Landlord (i) notice of its intention to terminate this Lease solely for that portion of the Premises constituting such taken Site on a date occurring not more than 95 days nor less than 60 days after such notice (the "SITE TERMINATION DATE"), (ii) a certificate by the president or a vice president of the general partner in Tenant describing the event giving rise to such termination, stating that such event has rendered such taken Site unavailable for use or unsuitable for restoration for continued use and occupancy in Tenant's business and that such termination will not violate any operating agreement or covenant then in effect, and (iii) an irrevocable offer to purchase any remaining portion of such taken Site and the related condemnation award at a price equal to the greater of (x) the price set forth on Exhibit H hereto plus any prepayment premium or breakage fees charged by Mortgagee, or (y) the fair market value (as determined in accordance with Exhibit F) of such Site, considered as encumbered by this Lease including assuming all Extension Terms have been exercised by Tenant and considered as not having been the subject of a condemnation. Landlord shall accept or reject such offer by notice given to Tenant not later than thirty (30) days after receipt of Tenant's notice, and if Landlord fails to act, it shall be deemed to have accepted the offer. If Landlord shall have accepted such offer or is deemed to have accepted such offer, (1) on the Site Termination Date, Landlord shall convey by special warranty deed to Tenant any remaining portion of the applicable Site in accordance with paragraph 29, along with the right to receive any related condemnation award to which Landlord is entitled, (2) this Lease shall no longer apply to such Site as of the Site Termination Date, except for liabilities which accrued prior thereto related to such condemned Site, (3) this Lease shall remain in full force and effect for the remaining Sites except that the Fixed Rent shall be reduced by the amount set forth on Exhibit I hereto, (4) Landlord and Tenant shall execute an amendment to this Lease clarifying the foregoing, which amendment shall be prepared by or on behalf of Landlord, and
(5) Tenant shall pay all of Landlord's costs and expenses (including reasonable attorney's fees and expenses) related to all of the foregoing. If Landlord rejects such offer, as of the Site Termination Date, (1) this Lease shall no longer apply to such Site, except for liabilities which accrued prior thereto related to such condemned Site, (2) this Lease shall remain in full force and effect for the remaining Sites except that the Fixed Rent shall be reduced by the amount set forth on Exhibit I hereto, (3) Landlord and Tenant shall execute an amendment to this Lease clarifying the foregoing, which amendment shall be prepared by or on behalf of Landlord, and (4) Tenant shall pay all of Landlord's costs and expenses (including attorney's fees and expenses) related to all of the foregoing.

15.   DEFAULT: Events of Default

      The occurrence of any one or more of the following events ("EVENT OF DEFAULT") shall constitute a breach of this Lease by Tenant:

      (a) Tenant fails to pay any Fixed Rent as and when such Fixed Rent becomes due, and such failure continues for five (5) days after written notice thereof, provided that if Tenant is more than five (5) days late in the payment of Fixed Rent in any twelve month period, any subsequent failure to pay Fixed Rent on or before its due date shall constitute an Event of Default after five (5) days without notice;

      (b) Tenant fails to pay any Additional Rent as and when such Additional Rent becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant;

      (c) A default occurs under paragraph 25, subletting/assignment; or

      (d) Tenant fails to perform or breaches any agreement or covenant of this Lease not separately covered in this paragraph 15 to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than thirty (30) days after Landlord's giving written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of thirty (30) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of ten (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within a reasonable time not to exceed 180 days; or

      (e) Tenant or Guarantor (i) files, or consents by answer or otherwise to the filing against either Tenant or Guarantor of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, (ii) makes an assignment for the benefit of either Tenant's or Guarantor's creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or Guarantor or of any substantial part of Tenant's or Guarantor's property, or
(iv) takes action for the purpose of any of the foregoing; or

      (f) A court or government authority enters an order, and such order is not vacated within forty-five (45) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or Guarantor or with respect to any substantial part of Tenant's or Guarantor's property, or
(ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up or liquidation of Tenant or Guarantor; or

      (g) Guarantor defaults under the Guaranty from Guarantor to Landlord relating to this Lease; or

      (h) Intentionally Omitted;

      (i) Any representation or warranty of Tenant contained in any writing delivered to Landlord shall have been materially and adversely false as of the date it was made; or

      (j) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or

      (k) Tenant shall abandon the Premises for one hundred eighty (180) days;

      (l) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against Tenant and not paid within thirty (30) days after the right to appeal shall have expired.

      Landlord may treat the occurrence of any one or more of the foregoing Events of Default as a breach of this Lease. For so long as such Event of Default continues, Landlord, at its option and with or without notice or demand of any kind to Tenant or any other person, may have any one or more of the remedies provided in this Lease, in addition to all other remedies and rights provided at law or in equity.

16.   REMEDIES

      Upon the occurrence of an Event of Default, Landlord shall, in addition to, and not in derogation of any remedies for any preceding breach, with or without notice of demand (except as otherwise expressly provided herein) and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Event of Default have all of the following remedies available:

      (a) Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

            (i) The worth at the time of determination of all unpaid Rent which had been earned at the time of termination;

            (ii) The worth at the time of determination of the amount of all unpaid Rent for the balance of the term of this Lease after the time of termination; and

            (iii) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of determination" of the amounts referred to in clause (i) above shall be computed by allowing interest at the Overdue Rate. The "worth at the time of determination" of the amount referred to in clause (ii) above shall be computed by discounting such amount at the discount rate of the New York Federal Reserve Bank at the time of award. For the purpose of determining unpaid Rent under clause (i) and (ii) above, the Rent reserved in this Lease shall be deemed to be the total Rent payable by Tenant under paragraph 5 hereof.

      (b) Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant. Landlord shall have unrestricted rights of entry for such purposes following an Event of Default. Landlord shall be entitled to an administrative fee of 5% of all amounts expended under this paragraph 16.

      (c) All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant's sole cost and expense and without any abatement of Fixed Rent or Additional Rent. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease as and when due or required to be performed, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed Additional Rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the Overdue Rate. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums (plus interest at the Overdue Rate) by Tenant as in the case of default by Tenant in the payment of Rent.

      (d) If Tenant abandons or surrenders the Premises or any portion thereof, including but not limited to either Site, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises, or any portion thereof, including but not limited to either Site, or shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner. If Tenant abandons the Premises, Landlord shall have the right, but not the obligation, to sublet the Premises on reasonable terms for the account of Tenant, and Tenant shall be liable for all costs of such subletting, including without limitation the cost of preparing the Premises, or any portion thereof, including but not limited to either Site, or for subtenants and leasing commissions paid to brokers.

17.   SUBORDINATION

      (a) Subordination, Non-Disturbance. Tenant agrees at any time hereafter, and from time to time within fifteen (15) days of written request of Landlord, to execute and deliver to Landlord at Landlord's election either (1) an instrument in the form customarily used by any institutional investor becoming a Mortgagee or (2) a subordination, non-disturbance and attornment agreement substantially in the form attached hereto as Exhibit D (in either such case, such instrument, release, document, or agreement is herein called the "SUBORDINATION AGREEMENT"), in either case subjecting and subordinating this Lease to the lien of any mortgage, deed of trust, security instrument, ground or underlying lease or other document of like nature (hereinafter collectively referred to as "SUPERIOR MORTGAGE") which at any time may be placed upon the Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, consolidations, modifications, extensions or refinancing thereof, and to each and every advance made under any Superior Mortgage. It is agreed, nevertheless, that so long as there exists no Event of Default, such Subordination Agreement shall not interfere with, hinder or reduce Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. The costs of preparing and recording such document shall be borne by Landlord, but Tenant shall be responsible for its own counsel fees.

      (b) Mortgagee Protection Clause. In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord and any Mortgagee of the Premises written notice of such act or omission, and until a reasonable period of time (not less than ten (10) business days nor more than forty-five (45) days) to allow Landlord or the Mortgagee to remedy such act or omission shall have elapsed following receipt of such notice. However, if such act or omission cannot, with due diligence and in good faith, be remedied within such period or cannot be cured simply by the payment of money, the

Landlord and the Mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it commences remedying the same with due diligence and in good faith and thereafter diligently prosecutes such cure, provided such cure period shall not extend beyond 180 days after the notice of such default. Nothing herein contained shall be construed or interpreted as requiring any Mortgagee receiving such notice to remedy such act or omission.

      (c) Attornment. If any Mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Premises, whether through possession or foreclosure or the delivery of a deed to the Premises in lieu of foreclosure, then such Mortgagee shall automatically be deemed to have recognized this Lease and to assume the obligations of Landlord hereunder accruing on and after the date such Mortgagee acquired title to the Premises, and Tenant shall attorn to and recognize such Mortgagee as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Mortgagee may reasonably request to evidence such attornment (whether before or after the making of the Mortgage). In the event of any other transfer of Landlord's interest hereunder, such transferee shall automatically be deemed to have recognized this Lease and to assume the obligations of Landlord hereunder accruing on and after the date of such transfer, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment.

      (d) Consent. Upon fifteen (15) days' advance written notice, Tenant agrees to execute, acknowledge and deliver a document consenting to the assignment by Landlord of this Lease to a Mortgagee, in a form then in use among institutional lenders, with such changes therein as may be reasonably requested by the Mortgagee.

18.   LANDLORD'S RIGHT OF ENTRY

      Landlord, Mortgagee, and their respective designees, shall have the right to enter the Premises at any time during normal business hours and any part of the Premises on three (3) days advance notice and to inspect the same, post notices of non-responsibility, monitor construction, perform appraisals, perform environmental site assessments and engineering studies, exhibit the Premises to prospective purchasers and mortgagees, and examine Tenant's books and records pertaining to the Premises, insurance policies, certificates of occupancy and other documents, records and permits in Tenant's possession with respect to the Premises, all of which shall be customary and adequate and reasonably satisfactory to Landlord.

19.   NOTICES

      Notices, statements, demands, or other communications required or permitted to be given, rendered or made by either party to the other pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered, made and delivered, (i) when sent by certified mail, postage prepaid, return receipt requested, on the fifth
(5th) day after deposit in such mail, or (ii) when received by overnight delivery or overnight courier delivery (or if such delivery is refused, the date of such refusal) or facsimile transmission with a confirmation copy sent by overnight delivery or by overnight courier delivery addressed to the other party as follows:

        To Landlord:             iStar Eagle LP
                                 c/o iStar Financial Inc.
                                 1114 Avenue of the Americas
                                 27th Floor
                                 New York, New York  10036
                                 Attention: Chief Financial Officer
                                 Telephone: 212.930.9400
                                 Fax:       212.930.9494

        With copies to:          iStar Eagle LP
                                 c/o iStar Financial Inc.
                                 1114 Avenue of the Americas
                                 27th Floor
                                 New York, New York  10036
                                 Attention: General Counsel
                                 Telephone: 212.930.9400
                                 Fax:       212.930.9494

                                 and

                                 Katten Muchin Zavis
                                 525 West Monroe Street
                                 16th Floor
                                 Chicago, Illinois  60661-3693
                                 Attention: Nina B. Matis, Esq.
                                            Gregory P. L. Pierce, Esq.
                                 Telephone: 312.902.5541
                                 Fax:       312.902.1061

         To Tenant:              EGL Eagle Global Logistics, LP
                                 15350 Vickery Drive
                                 Houston, Texas  77032
                                 Attention: Jon Kennedy, Senior Vice President,
                                            Corporate Administration
                                 Telephone: 281.618.3309
                                 Fax:       281.618.3399

         With a copy to:         Baker & Hostetler LLP
                                 1000 Louisiana, Suite 2000
                                 Houston, Texas  77002-5009
                                 Attention: William C. Stroh, Esq.
                                 Telephone: 713.646.1369
                                 Fax:       713.276.1626

      Any party listed in this paragraph 19 may, by notices as aforesaid, designate a different address for addresses for notice, statements, demands or other communications intended for it.

20.   ESTOPPEL CERTIFICATE; FINANCIAL DATA

      (a) At any time and from time to time, Tenant shall, within fifteen (15) days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with paragraph 4 and the Basic Lease Information, and the date, if any, to which all Rent and other sums payable hereunder have been paid; (c) the amount of Fixed Rent currently payable quarterly, (d) that no written notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (e) that Landlord is not in default under this Lease, except as to defaults specified in such certificate; and (f) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser or mortgage lender of the Premises or any part thereof.

      (b) Tenant shall deliver to Landlord and to any lender or purchaser designated by Landlord the following information: within 90 days after the end of each fiscal year of Tenant, an audited balance sheet of Tenant and its consolidated subsidiaries as at the end of such year, an audited statement of profits and losses of Tenant and its consolidated subsidiaries for such year, and an audited statement of cash flows of Tenant and its consolidated subsidiaries for such year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent certified public accountants of recognized national standing selected by Tenant; and within 45 days after the end of each of the first three fiscal quarters of Tenant a balance sheet of Tenant and its consolidated subsidiaries as at the end of such quarter, statements of profits and losses of Tenant and its consolidated subsidiaries for such quarter and a statement of cash flows of Tenant and its consolidated subsidiaries for such quarter, setting forth in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope, and certified to be true and complete by a financial officer of Tenant having knowledge thereof; the foregoing financial statements all being prepared in accordance with generally accepted accounting principles, consistently applied. If and so long as Tenant is a reporting company under the Securities and Exchange Act of 1934, as amended, the foregoing requirements of this paragraph 20(b) will be satisfied by the delivery of Tenant's Forms 10-K, 10-Q and annual reports promptly upon their filing with the Securities and Exchange Commission. Together with the annual financial statements described above, Tenant shall deliver to Landlord an annual expense statement of the Premises, setting forth taxes, insurance, capital expenditures and utility expenses of the Premises in detail reasonably satisfactory to Landlord and certified to be true, complete and correct by an officer of Tenant.

      (c) Upon ten (10) days' prior notice, Tenant will permit Landlord and its professional representatives to visit Tenant's offices, and discuss Tenant's affairs and finances with appropriate officers, and will make available such information as Landlord may reasonably request bearing on the Tenant, the Premises or this Lease, provided that so long as Tenant's securities are publicly held, Landlord shall agree to maintain the confidentiality of any information designated by Tenant as "nonpublic".

      (d) Landlord shall, without charge, at any time and from time to time, within twenty (20) days after request therefor by Tenant, execute, acknowledge and deliver, at no cost or other charge to Tenant, a written estoppel certificate certifying to Tenant, any lender or accountant of Tenant, any prospective assignee hereof (which assignment is permitted pursuant to the terms hereof), prospective subtenant of the Premises (which subtenancy is permitted pursuant to the terms hereof), or other Person acquiring all or part of Tenant's assets or capital stock (which acquisition is not deemed an assignment of this Lease or if deemed to be such an assignment is permitted pursuant to the terms hereof), or any other Person with which Tenant is contemplating a business arrangement, as of the date of such estoppel certificate, the following: (i) whether or not this Lease is unmodified and in full force and effect (or if there has been a modification, that the Lease is in full force and effect as modified and setting forth such modifications); (ii) whether or not the Term has commenced and the full rental is now accruing; (iii) the amounts of Fixed Rent currently due and payable by Tenant; (iv) whether or not any quarterly Fixed Rent has been paid more than thirty (30) days in advance of its due date; and
(v) the address to which notices to Landlord should be sent. Any such certificate may be relied upon by any recipient thereof.

21.   MECHANICS' LIENS

      (a) Except for liens created through the act of Landlord, Tenant shall not suffer or permit any mechanic's lien or other lien to be filed or recorded against the Premises, equipment or materials supplied or claimed to have been supplied to the Premises at the request of Tenant, or anyone holding the Premises, or any portion thereof, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed or recorded against the Premises, or any portion thereof, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing or recording of the same. However, in the event Tenant desires to contest the validity of any lien it shall (i) on or before thirty (30) days prior to the due date thereof (but in no event later than 30 days after the filing or recording thereof), notify Landlord, in writing, that Tenant intends to so contest same; (ii) on or before the due date thereof, if such lien involves an amount in excess of $100,000 or if any Mortgagee so requires, deposit with Landlord security (in form and content reasonably satisfactory to Landlord or Mortgagee) for the payment of the full amount of such lien, and from time to time deposit additional security so that, at all times, adequate security will be available for the payment of the full amount of the lien together with all interest, penalties, costs and other charges in respect thereof.

      If Tenant complies with the foregoing, and Tenant continues, in good faith, to contest the validity of such lien by appropriate legal proceedings which shall operate to prevent the collection thereof and the sale or forfeiture of the Premises, or any part thereof, to satisfy the same, Tenant shall be under no obligation to pay such lien until such time as the same has been decreed, by court order, to be a valid lien on the Premises. Any surplus deposit retained by Landlord, after the payment of the lien shall be repaid to Tenant. Provided that nonpayment of such lien does not cause Landlord to be in violation of any of its contractual undertakings, Landlord agrees not to pay such lien during the period of Tenant's contest. However, if Landlord pays for the discharge of a lien or any part thereof from funds of Landlord, any amount paid by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorney's fees of Landlord plus an administration fee equal to 5% of such costs and expenses), shall be repaid by Tenant to Landlord on demand by Landlord, together with interest thereon at the Overdue Rate. Tenant shall indemnify and defend Landlord against and save Landlord and the Premises, and any portion thereof, harmless from and against all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees, resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien or the attempt by Tenant to discharge same as above provided.

      (b) All materialmen, contractors, artisans, engineers, mechanics, laborers and any other Person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Premises, or any portion thereof.

      (c) Tenant shall not create, permit or suffer, and, subject to the provisions of paragraph 21(a) hereof, shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which, as a result of Tenant's action or inaction contrary to the provisions hereof, shall be or become a lien, encumbrance, charge or security interest upon the Premises, or any portion thereof, or the income therefrom, other than Permitted Encumbrances.

22.   END OF TERM

      (a) Upon the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Premises to Landlord in the good condition and repair as a first class facility suitable for the same use in which the Premises was originally intended as of the Commencement Date except repair as a first class facility and as repaired, rebuilt or altered as required or permitted by this Lease (or, in the case of termination pursuant to paragraph 14, as condemned), with the Equipment and Improvements, including but not limited to all systems and components thereof, having a useful life of at least 5 years as reasonably determined by Landlord, and Tenant shall surrender all keys to the Premises to Landlord at the place then fixed for notices to Landlord and shall inform Landlord of all combinations on locks, safes and vaults, if any. Except as otherwise provided herein, Tenant shall at such time remove all of its property (including Tenant's Trade Fixtures) therefrom, and, if so requested by Landlord, all alterations and improvements placed thereon by Tenant and not consented to by Landlord. Tenant shall repair any damage to the Premises caused by such removal, and any and all such property not so removed when required shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant.

      (b) If the Premises are not surrendered as above set forth, Tenant shall indemnify, defend and hold Landlord harmless from and against loss or liability resulting from the delay by Tenant in so surrendering Premises, including, without limitation, any claim made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. In addition to the foregoing, and in addition to the Additional Rent, Tenant shall pay to Landlord a sum equal to 150% of the Fixed Rent payable during the preceding year during each month or portion thereof for which Tenant shall remain in possession of the Premises or any part thereof after the termination of the Term or of Tenant's rights of possession, whether by lapse of time or otherwise. The provisions of this paragraph 22(b) shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein, at law or at equity.

      (c) All property of Tenant not removed on or before the last day of the Term of this Lease shall be deemed abandoned. Tenant hereby agrees that Landlord may remove all property of Tenant, including Tenant's Trade Fixtures, from the Premises upon termination of this Lease and to cause its transportation and storage, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto and Landlord shall be entitled to dispose of such property, as Landlord deems fit, without the requirement of an accounting. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall reimburse Landlord upon demand for any expenses reasonably and actually incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair.

      (d) Except for surrender upon the expiration or earlier termination of the Term hereof as expressly provided herein, no surrender to Landlord of this Lease or of the Premises shall be valid or effective unless agreed to and accepted in writing by Landlord.

23.   ALTERATIONS

      (a) Tenant shall obtain Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed so long as the value or utility of the Premises in its current use is not diminished thereby, before making any change in the structure of the Improvements or any building system costing more than $100,000. Subject to the terms of the preceding sentence, Tenant may make alterations, additions or improvements to the Premises costing less than $200,000 without Landlord's consent only if (i) such alterations, additions or improvements will be in compliance with all applicable laws, codes, rules, regulations and ordinances, (ii) such alterations, additions or improvements will not reduce the fair market value or utility of the Premises in its current use, considered as unencumbered by this Lease, and (iii) such alterations, additions or improvements will not affect in any way the structural, exterior or roof elements of the Premises or mechanical, electrical, plumbing, utility or life safety systems of the Premises, but Tenant shall give prior written notice of any such alterations, additions or improvements to Landlord. In all other cases, Landlord's prior written consent shall be required which consent shall not be unreasonably withheld, conditioned, or delayed so long as the value or utility of the Premises in its current use is not diminished thereby. In no event shall Tenant be permitted to install underground storage tanks or fuel systems on the Premises.

      (b) All alterations, additions or improvements including those required to be made by paragraph 23(c) below, requiring Landlord's consent shall be made at Tenant's sole cost and expense as follows:

            (i) Tenant shall submit to Landlord, for Landlord's written approval, complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by the licensed architect(s) and engineer(s) approved in writing by Landlord, shall comply with all applicable codes, ordinances, rules and regulations, shall not adversely affect the structural elements of the Premises, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Premises, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion.

            (ii) Landlord shall notify Tenant in writing within thirty (30) days whether Landlord approves, approves on condition that Tenant reverse the alteration at Tenant's expense at the termination or expiration of this Lease, or disapproves such plans and specifications. Tenant may submit to Landlord revised plans and specifications for Landlord's prior written approval, which approval shall not be withheld or delayed if (a) the work to be done would not, in Landlord's reasonable judgment, adversely affect the value, character, rentability or usefulness of the Premises or any part thereof, or (b) the work to be done shall be required by any Law (hereinafter defined). Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications.

            (iii) All changes (other than field changes for which no change order is proposed and which will be reflected in the final "as built" plans) in the plans and specifications approved by Landlord shall be subject to Landlord's prior written approval. If Tenant wishes to make such change in approved plans and specifications, Tenant shall have such architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord's written approval. Landlord shall notify Tenant in writing promptly whether Landlord approves, approves on condition that Tenant reverse the alteration at Tenant's expense at the termination or expiration of this Lease, or disapproves such change. Tenant may submit to Landlord revised plans and specifications for such change for Landlord's written approval. After Landlord's written approval of such change, such change shall become part of the plans and specifications approved by Landlord.

            (iv) Tenant shall obtain and comply with all building permits and other government permits and approvals required in connection with the work. Tenant shall, through Tenant's licensed contractor, perform the work substantially in accordance with the plans and specifications approved in writing by Landlord. Tenant shall pay, as Additional Rent, the entire cost of all work (including the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the alterations, additions or improvements. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expenses incurred by Tenant on account of any plans and specifications, contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work.

            (v) Tenant shall give written notice to Landlord of the date on which construction of any work to be done by outside contractors will be commenced at least ten (10) days prior to such date. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord and the Premises from liens, and to take any other action Landlord deems necessary to remove or discharge liens or encumbrances at the expense of Tenant.

            (vi) All alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or to the Premises by Tenant, shall become part of the Premises and Landlord's property, except those which are readily removable with causing material damage to the Premises (which shall be and remain the property of Tenant). Upon termination or expiration of this Lease, Tenant shall, at Tenant's expense, remove all movable furniture, equipment, trade fixtures, office machines and other personal property (including Tenant's Trade Fixtures) from the Premises (but not the Improvements or Equipment) and repair all damage caused by such removal. Termination of this Lease shall not affect the obligations of Tenant pursuant to this paragraph 23(b) to be performed after such termination.

24.   MEMORANDUM OF LEASE

      The parties agree to promptly execute a Memorandum of Lease in recordable form and either of the parties shall have the right, without notice to the other party, to record such Memorandum of Lease.

25.   SUBLETTING/ASSIGNMENT

      (a) Tenant shall have the right to sublease at each Site not more than fifty percent (50%) of the rentable square footage of such Site without the prior consent of Landlord (a "PERMITTED SUBLEASE"), but subject to each other provision in this paragraph 25 applicable to subleases, provided that the use of the subleased space by the subtenant under such sublease would be permitted by
Section 3 hereof. Tenant shall not, directly or indirectly, without the prior written consent of Landlord and Mortgagee, which Landlord consent shall be based upon the credit, management, type of business and reputation, and historical operations of any proposed assignee or subtenant, and which Mortgagee consent shall not be unreasonably withheld, delayed or conditioned, assign this Lease or any interest herein, or any interest in Tenant, or, other than pursuant to a Permitted Sublease, sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any Person other than Tenant. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord. For purposes of this Lease, an assignment of Tenant's interest in this Lease shall be deemed to have occurred upon the occurrence of any of the following: (i) a merger or consolidation of Tenant with another entity ("Merger"), (ii) the change of the owners of 50% of more of voting securities or economic benefits and burdens (including distributions) of Tenant within any twelve month period ("CHANGE OF CONTROL"), or (iii) the sale of all or substantially all the assets of Tenant to any party, provided, however, no consent by Landlord shall be required to any assignment of this Lease caused by a Merger or Change of Control if the surviving Person in such Merger or the Person acquiring ownership or control in Tenant in such Change of Control, as applicable, has a Credit Rating of "A" or higher from both S&P and Moody's after such Merger or Change of Control. Notwithstanding the foregoing, Tenant shall be permitted to assign or sublet Tenant's interest in this Lease only if the following conditions are satisfied: (i) the assignee or subtenant is a (A) corporation, partnership, limited liability company or other entity which controls, is controlled by, or is under common control of Tenant or (B) a wholly-owned subsidiary or affiliate of Tenant within the meaning of such term as set forth in Rule 501 of Regulation D under the Federal Securities Act of 1933 and (ii) Tenant remains fully liable, as a primary obligor, under this Lease.

            Other than a subleasing pursuant to a Permitted Sublease, any of the foregoing acts without such prior written consent of Landlord and Mortgagee shall be void and shall, at the option of Landlord, constitute an immediate Event of Default that entitles Landlord to all remedies available at law and pursuant to this Lease. Tenant agrees that the instrument by which any assignment or sublease is accomplished shall expressly provide that the assignee or subtenant will perform all of the covenants to be performed by Tenant under this Lease (in the case of a sublease, only insofar as such covenants relate to the portion of the Premises subject to such sublease) as and when performance is due after the effective date of the assignment or sublease and that Landlord will have the right to enforce such covenants directly against such assignee or subtenant. Any purported assignment or sublease without an instrument containing the foregoing provisions shall be void. Unless and until expressly released by Landlord, Tenant shall in all cases remain primarily liable (and not liable merely as a guarantor or surety) for the performance by any assignee or subtenant of all such covenants, as if no assignment or sublease had been made.

      (b) Tenant may complete the intended assignment or sublease subject to the following conditions: (i) Landlord consents in writing, if such consent is required, (ii) no assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises or any part thereof until an executed duplicate original of such assignment or sublease, in compliance with paragraph 25(a), has been delivered to Landlord, and (iii) no assignee or subtenant shall have a right further to assign or sublease.

      (c) Unless and until expressly released by Landlord and Mortgagee, no assignment or sublease whatsoever shall release Tenant from Tenant's obligations and liabilities under this Lease (which shall continue as the obligations of a principal and not of a guarantor or surety) or alter the primary liability of Tenant to pay all Rent and to perform all obligations to be paid and performed by Tenant. The acceptance of Rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease. Consent to one assignment or sublease shall not be deemed consent to any subsequent assignment or sublease. If any assignee, subtenant or successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments or subleases or amendments or modifications to this Lease with assignees, subtenants or successor of Tenant, without notifying Tenant or any successor of Tenant and without obtaining any consent thereto from Tenant or any successor of Tenant, and such action shall not release Tenant from liability under this Lease.

      (d) Tenant shall have no right to mortgage, grant a lien upon, encumber or otherwise finance Tenant's interest under this Lease (provided that Tenant may make a general pledge of all of its assets pursuant to its revolving credit line facility) or record a lien upon Tenant's interest in the Premises under this Lease, and Tenant shall not permit, cause or suffer to be recorded in the real estate records of the county in which the Premises are located any mortgage, deed of trust, assignment, UCC financing statement or any other document granting, perfecting, or recording a lien upon Tenant's interest in this Lease or interest in the Premises under this Lease. Tenant shall not give any notice, or permit or cause any other party to give any notice, to Landlord of any existing lien on or security interest in Tenant's interest in this Lease or interest in the Premises under this Lease. Tenant shall not request that Landlord execute (nor shall Landlord have any obligation to execute) any non-disturbance, attornment or any other agreement in favor of any party transacting any business or transaction with or related to Tenant.

26.   HAZARDOUS MATERIAL

      (a) Tenant acknowledges receipt of (i) the Phase I environmental site assessment and environmental compliance review of EMG of Baltimore, MD, dated December 13, 2001 with respect to the Corporate Headquarters (ii) the Phase I environmental site assessment of EMG of Baltimore, MD, dated December 13, 2001 with respect to the Distribution Facility (collectively, the "ENVIRONMENTAL REPORTS"). Tenant (i) shall comply, and cause the Premises to comply, with all Environmental Laws (as hereinafter defined) applicable to the Premises (including the making of all submissions to governmental authorities required by Environmental Laws and the carrying out of any remediation program specified by such authority), (ii) shall prohibit the use of the Premises for the generation, manufacture, refinement, production, or processing of any Hazardous Material (as hereinafter defined) or for the storage, handling, transfer or transportation of any Hazardous Material (other than in connection with the operation, business and maintenance of the Premises and in commercially reasonable quantities as a consumer thereof and supplier of consumer products and in compliance with Environmental Laws), (iii) shall not permit to remain, install or permit the installation on the Premises of any surface impoundments, underground storage tanks, pcb-containing transformers or asbestos-containing materials, and (iv) shall cause any alterations of the Premises to be done in a way so as to not expose in an unsafe manner the persons working on or visiting the Premises to Hazardous Materials and in connection with any such alterations shall remove any Hazardous Materials present upon the Premises which are not in compliance with Environmental Laws or which present a danger to persons working on or visiting the Premises.

      (b) "ENVIRONMENTAL LAWS" means the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss.ss.6901, et seq. (RCRA), as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss.9601 et seq. (CERCLA), as amended, the Toxic Substance Control Act, as amended, 15 U.S.C. ss.ss.2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. ss.ss.136 et seq., and all applicable federal, state and local environmental laws, ordinances, rules and regulations, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state or local laws, ordinances, rules and regulations, now or hereafter existing relating to regulations or control of Hazardous Material or materials. The term "Hazardous Materials" as used in this Lease shall mean substances defined as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances" in any applicable federal, state or local statute, rule, regulation or determination, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss.9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss.1801, et seq.; the Resource, Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss.6901, et seq.; and, asbestos, pcb's, radioactive substances, methane, volatile hydrocarbons, petroleum or petroleum-derived substances or wastes, radon, industrial solvents or any other material as may be specified in applicable law or regulations.

      (c) Tenant agrees to protect, defend, indemnify and hold harmless Landlord, its members, directors, officers, employees and agents, and any successors to Landlord's interest in the chain of title to the Premises, their direct or indirect members, partners, directors, officers, employees, and agents (collectively, the "INDEMNIFIED PARTNER"), from and against any and all liability, including all foreseeable and all unforeseeable damages including but not limited to attorney's and consultant's fees, fines, penalties and civil or criminal damages, directly or indirectly arising out of the use, generation, storage, treatment, release, threatened release, discharge, spill, presence or disposal of Hazardous Materials from, on, at, to or under the Premises prior to or during the Term of this Lease, and including, without limitation, for all matters disclosed in the Environmental Reports, and the cost of any required or necessary repair, response action, remediation, investigation, cleanup or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following transfer of title to the Premises. This agreement to indemnify and hold harmless shall be in addition to any other obligations or liabilities Tenant may have to Landlord at common law under all statutes and ordinances or otherwise, and shall survive following the date of expiration or earlier termination of this Lease for two
(2) years, except where the event giving rise to the liability for which indemnity is sought arises out of Tenant's acts, in which case the agreement to indemnify shall survive the expiration or termination of this Lease without limit of time. Tenant expressly agrees that the representations, warranties and covenants made and the indemnities stated in this Lease are not personal to Landlord, and the benefits under this Lease may be assigned to subsequent parties in interest to the chain of title to the Premises, which subsequent parties in interest may proceed directly against Tenant to recover pursuant to this Lease. Tenant, at its expense, may institute appropriate legal proceedings with respect to environmental matters of the type specified in this paragraph 26(c) or any lien for such environmental matters, not involving Landlord or its Mortgagee as a defendant (unless Landlord or its mortgagee is the alleged cause of the damage), conducted in good faith and with due diligence, provided that such proceedings shall not in any way impair the interests of Landlord or Mortgagee under this Lease or contravene the provisions of any First Mortgage. Counsel to Tenant in such proceedings shall be reasonably approved by Landlord if Landlord is a defendant in the same proceeding. Landlord shall have the right to appoint co-counsel, which co-counsel will cooperate with Tenant's counsel in such proceedings. The fees and expenses of such co-counsel shall be paid by Landlord, unless such co-counsel are appointed because the interests of Landlord and Tenant in such proceedings, in such counsel's opinion, are or have become adverse, or Tenant or Tenant's counsel is not conducting such proceedings in good faith or with due diligence.

      (d) Tenant, upon two (2) days prior notice shall permit such persons as Landlord or any assignee of Landlord may designate and (unless an Event of Default has occurred and is continuing) approved by Tenant, which approval shall not be unreasonably withheld or delayed ("SITE REVIEWERS"), to visit the Premises from time to time and perform environmental site investigations and assessments ("SITE ASSESSMENTS") on the Premises for the purpose of determining whether there exists on the Premises any environmental condition which may result in any liability, cost or expense to Landlord or any other owner or occupier of the Premises. Such Site Assessments may include both above and below the ground testing for environmental damage or the presence of Hazardous Material on the Premises and such other tests on the Premises as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments (other than information previously supplied in writing to Landlord by Tenant) and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting all Site Assessments shall be paid by Landlord unless an Event of Default has occurred and is continuing or unless the Site Reviewers discover an environmental condition causing the Premises not to be in compliance with applicable Environmental Laws, in either of which events such cost will be paid by Tenant within ten (10) days after demand by Landlord with interest to accrue at the Overdue Rate. Landlord, promptly after written request by Tenant and payment by Tenant to the extent required as aforesaid, shall deliver to Tenant copies of reports, summaries or other compilations of the results of such Site Assessments. Tenant's sole remedy for Landlord's breach of the preceding sentence shall be a mandatory injunction, and not a termination of this Lease or a withholding or reduction of Rent.

      (e) Tenant shall notify Landlord in writing, promptly upon Tenant's learning thereof, of any:

            (i) notice or claim to the effect that Tenant is or may be liable to any Person as a result of the release or threatened release of any Hazardous Material into the environment from the Premises;

            (ii) notice that Tenant is subject to investigation by any governmental authority evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Material into the environment from the Premises;

            (iii) notice that the Premises are subject to an environmental lien; and

            (iv) notice of violation to Tenant or awareness by Tenant of a condition which might reasonably result in a notice of violation of any applicable Environmental Law that could have a material adverse effect upon the Premises.

      (f) As soon as reasonably possible after Tenant vacates and surrenders exclusive possession of any Site to Landlord, Landlord and Tenant shall engage a firm acceptable to each party to conduct an environmental assessment satisfactory to Landlord (including without limitation a Phase I, and if necessary, a Phase II site assessment), at Tenant's sole cost and expense, of the applicable Site to establish to Landlord's and Tenant's satisfaction the then existing environmental condition of such Site.

27.   FINANCING

      (a) Landlord may assign this Lease to any Mortgagee. Tenant shall execute, acknowledge and deliver any documents reasonably requested by Landlord or Mortgagee relating to such assignment of the Lease or the Mortgage financing.

      (b) If Landlord proposes to refinance any Mortgage, Tenant shall cooperate in the process, and shall negotiate in good faith any request made by a prospective Mortgagee for changes or modifications to this Lease, and shall not unreasonably withhold its consent to any such proposed change or modification so long as the same does not adversely affect any significant right of Tenant under this Lease or increase Tenant's obligations under this Lease. Tenant agrees to execute, acknowledge and deliver documents reasonably requested by the prospective Mortgagee (such as a consent to the financing (without encumbering Tenant's assets), a consent to assignment of lease, and a subordination, non-disturbance and attornment agreement meeting the standards set forth in paragraph 17) customary for tenants to sign in connection with mortgage loans to their landlords, so long as such documents are in form then customary among institutional lenders (provided the same do not adversely change Tenant's rights or obligations in a way not previously changed by loan documents previously executed by Tenant in connection with an earlier Mortgage).

      (c) Tenant shall permit Landlord and any Mortgagee or prospective Mortgagee, at their expense, to meet with management personnel of Tenant at Tenant's offices and to discuss the Tenant's business and finances. On request of Landlord, Tenant agrees to provide any Mortgagee or prospective Mortgagee the information to which Landlord is entitled hereunder. If any such information is non-public and designated as such by Tenant, Landlord will take reasonable steps to assure the confidentiality of such information.

28.   MISCELLANEOUS PROVISIONS

      (a) This Lease and all of the covenants and provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and the heirs, personal representatives, successors and permitted assigns of the parties.

      (b) The titles and headings appearing in this Lease are for reference only and shall not be considered a part of this lease or in any way to modify, amend or affect the provisions thereof.

      (c) This Lease contains the complete agreement of the parties with reference to the leasing of the Premises, and may not be amended except by an instrument in writing signed by Landlord and Tenant and consented by Mortgagee (if any).

      (d) Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

      (e) This Lease may be executed in one or more counterparts, and may be signed by each party on a separate counterpart, each of which, taken together, shall be an original, and all of which shall constitute one and same instrument.

      (f) The term "Landlord" as used in this Lease shall mean only the owner or owners at the time in question of the Premises and in the event of any transfer of such title or interest, Landlord named in this Lease (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed hereunder, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

      (g) This Lease shall be governed by and construed and enforced in accordance with and subject to the laws of the state where the Premises are located.

      (h) Any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Premises and not against any other assets, properties or funds of (1) Landlord or any director, officer, member, shareholder, general partner, limited partner, or direct or indirect member, partner, employee or agent of Landlord or any of its members (or any legal representative, heir, estate, successor or assign of any thereof), (2) any predecessor or successor partnership, corporation or limited liability company (or other entity) of Landlord or any of its members, either directly or through Landlord or its predecessor or successor partnership, corporation of limited liability company (or other Person) of Landlord or its general partners, and (3) any other person.

      (i) Without the written approval of Landlord and Tenant, no Person other than Landlord (including its direct and indirect partners), Mortgagee, Tenant and their respective successors and assigns shall have any rights under this Lease.

      (j) There shall be no merger of the leasehold estate created hereby by reason of the fact that the same Person may own directly or indirectly, (1) the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (2) the fee estate in the Premises. Notwithstanding any such combined ownership, this Lease shall continue in full force and effect until terminated by an instrument executed by both Landlord and Tenant.

      (k) Whenever in this Lease either party is required to take an action within a particular time period, delays caused by acts of God, war, major casualty, strike, labor shortage or other cause beyond the reasonable control of such party shall not be counted in determining the time in which such performance must be completed (except in the case of the obligation to pay money) so long as such party shall, promptly after the commencement of such delay, shall give the other party notice thereof and estimating the duration thereof.

      (l) If at any time a dispute shall arise as to any amount to be paid by one party to the other hereunder, the obligor may make payment "under protest", and such payment shall not be deemed a voluntary payment, and the right of the obligor to contest its liability for such payment shall survive such payment.

      (m) Landlord and Tenant each represent that they have dealt with no broker, finder or other person who could legally charge a commission in connection with Landlord's acquisition of the Land or with the Lease other than The Staubach Company whose commission is the sole responsibility of Tenant.

      (n) Tenant hereby represents and warrants to Landlord as of the date hereof and covenants to Landlord that throughout the Term of this Lease: (a) Tenant is and shall continue to be organized solely for the purpose of leasing and operating the Premises, (b) Tenant has not and will not engage in any business unrelated to the leasing and operation of the Premises, and (c) Tenant has not had and will not have assets other than those related to the Premises.

29.   PURCHASE PROCEDURE

      (a) In the event of the purchase of the Premises or any Site by Tenant pursuant to any provision of this Lease, Landlord need not transfer and convey to Tenant or its designee any better title thereto than that which was transferred and conveyed to Landlord, and Tenant (or its designee) shall accept such title, subject, however, to all liens, exceptions and restrictions on, against or relating to the Premises or any Site and to all applicable laws, but free of the lien of and security interest created by the Mortgage and liens, exceptions and restrictions on, against or relating to any of the Premises or any Site which have been created by or resulted solely from acts of Landlord, unless the same were created with the consent of Tenant or as a result of a default by Tenant under this Lease or are otherwise the responsibility of the Tenant hereunder. Execution by Tenant of a consent to financing and a nondisturbance agreement pursuant to paragraph 27 shall not constitute the consent of Tenant to a mortgage or other lien securing such financing for purposes of this paragraph 29.

      (b) Upon the date fixed for any such purchase of the Premises or any Site pursuant to any provision of this Lease, Tenant shall pay to Landlord or to any Person to whom Landlord directs payment, at Landlord's address set forth above, or at any other place designated by Landlord, the applicable purchase price therefor specified herein, in federal or other immediately available funds which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America, less any credits of the net awards or net proceeds allowed against the applicable purchase price pursuant to the provisions of paragraph 14, and Landlord shall thereupon deliver to Tenant
(i) a special warranty deed which describes any of the Premises or such Site, as applicable, then being sold to Tenant and conveys and transfers the title thereto which is described in paragraph 29(a), (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property (or rights to any net proceeds or net award not yet received by Landlord, if applicable) then required to be transferred or sold by Landlord pursuant to this Lease, and (iii) any net award or net proceeds received by Landlord, if applicable, not credited to Tenant against the applicable purchase price and required to be delivered by Landlord to Tenant pursuant to this Lease. Additionally, Landlord and Tenant shall execute an amendment to this Lease to reflect such change in the Premises and Rent. Tenant shall pay all charges incident to such conveyance and transfer, including Landlord's reasonable counsel fees, escrow fees, recording fees, brokerage fees, title insurance or guarantee premiums and all applicable federal, state and local real estate transfer taxes or deed stamps which may be incurred or imposed by reason of such conveyance and transfer and/or by reason of the delivery of said deed and other instruments. Only upon the completion of Tenant's purchase of all of the Premises, including all Sites, , but not prior thereto, this Lease and all obligations hereunder shall terminate (including the obligations to pay Rent), except any obligations and liabilities of Tenant, actual or contingent, under this Lease, which (a) arose on or prior to such date or purchase or (b) survive termination of this Lease. In the event that the completion of such purchase shall be delayed other than through the sole fault of Landlord, then the applicable purchase price payable by Tenant upon the purchase of the Premises or any Site pursuant to any provisions of this Lease shall, at Landlord's sole option, be determined as of the actual date of such purchase by Tenant, provided that Tenant shall have paid to Landlord all Rent due and payable hereunder to and including such date. Any prepaid Fixed Rent or other prepaid sums paid to Landlord shall be prorated as of the date the purchase is completed, and the prorated unapplied balance shall be deducted from the applicable purchase price due to Landlord.

      No apportionment of any Impositions shall be made upon such purchase, Tenant being liable for payment thereof during the Term as Tenant and being liable thereafter as owner.

      (c) In the event of the purchase of the Premises or any Site by Tenant pursuant to any provision of this Lease, Tenant shall, on the date of the closing of such purchase, pay to Landlord (in addition to payment of the applicable purchase price) all Rent and other sums then due and owing by Tenant to Landlord hereunder as of the date of the closing of such purchase.

30.   TEXAS PROVISIONS

      The following provisions shall apply with respect to the Site(s) located in the State of Texas:

      Tenant hereby waives any and all liens (whether statutory, contractual or constitutional) it may have or acquire as a result of a breach by Landlord under this Lease. Tenant also waives and releases any statutory lien and offset rights it may have against Landlord, including without limitation the rights conferred upon Tenant pursuant to
Section 91.004 of the Texas Property Code, as amended or superseded from time to time, or other applicable law.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties have hereunto set their hands under seal on the day and year first above written.

                                  LANDLORD:

                                  iSTAR EAGLE LP, a Delaware limited partnership

                                  By: iStar Eagle GenPar LLC, a Delaware limited
                                      liability company, its general partner

                                      By: SFT II, Inc., a Delaware corporation,
                                          its sole member

                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________


                                  TENANT:

                                  EGL EAGLE GLOBAL LOGISTICS, LP,
                                  a Delaware limited partnership

                                  By: EGL Management, LLC, a Delaware limited
                                      liability company, its general partner

                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                  EXHIBIT A -1

                      Legal Description for Houston Site 1

      Being a tract of land containing 23.5513 acres (1,025,892 square feet) situated in the E.F. Marshall Survey, A-1316 and in the W.H. Lloyd Survey A-1407 in Harris County, Texas, also being described as Block 1, Restricted Reserve "A", Eagle USA, a subdivision recorded in File No. 386032 of the Map Records of Harris County, Texas. Said 23.5513-acre tract being more particularly described by metes and bounds as follows.

      BEGINNING at a found 5/8-inch iron rod with cap located in a curve to the right in the east right-of-way line of Vickery Drive (width varies) for the northwest corner of said Eagle USA and the southwest corner of Rusovich Limited Partnership, a subdivision recorded in File No. 360057 of the Map Records of Harris County, Texas;

      THENCE South 75(degree) 14' 12" East with the south line of said Rusovich Limited Partnership subdivision, a distance of 886.36 feet to a point for the southeast corner of said Rusovich Limited Partnership subdivision and an angle point in the north line of said tract herein described, from which a found 1/2-inch iron rod bears South, 0.8 feet and East, 0.2 feet;

      THENCE North 02(degree) 51' 27" West with the east line of said Rusovich Limited Partnership subdivision, a distance of 333.76 feet to a point located in the south line of Block 3, Unrestricted Reserve "F", World Houston International Business Center, Section One, a subdivision recorded in Volume 278, Page 25 of the Map Records of Harris County, Texas, and for the easternmost northwest corner of said tract herein described, from which a found 3/8-inch iron rod bears South, 0.4 feet and East 0.4 feet;

      THENCE North 86(degree) 58' 50" East with the south line of said Unrestricted Reserve "F", a distance of 537.04 feet to a point located in the west line of Farmstead Acres Subdivision, as recorded in Volume 21, Page 5 of the Map Records of Harris County, Texas, for the southeast corner of said Unrestricted Reserve "F" and the northeast corner of said tract herein described, from which a found 5/8-inch iron rod bears South, 2.3 feet and West,
0.1 feet;

      THENCE South 02(degree) 45' 06" East with the west line of said Farmstead Acres Subdivision, a distance of 8.03 feet to 5/8 inch iron rod with cap set for an angle point in the east line of said tract herein described;

      THENCE South 02(degree) 55' 40" East with the west line of said Farmstead Acres Subdivision, a distance of 389.86 feet to a point located in the north line of Edwards Street (60 feet wide) and the beginning of a curve to the right, for a corner in the east line of said tract herein described and for the beginning of a cul-de-sac, from which a found 3/4-inch iron pipe bears South,
1.2 feet and East, 2.4 feet;

      THENCE in a northwesterly direction with the north right-of-way line of said Edwards Street and said curve to the right whose radius is 25.00 and central angle is 42(degree) 50' 23" (chord bears North 71(degree) 30' 40" West, a distance of 18.26 feet) for a curve length of 18.69 feet to a set


                                     A-1-1

5/8-inch iron rod with cap, for the beginning of a curve to the left and corner of said tract herein described;

      THENCE in a southeasterly direction with the north right-of-way line of said Edwards Street and said curve to the left whose radius is 50.00 feet and central angle is 265(degree) 40' 21" (chord bears South 02(degree) 55' 40" East, a distance of 73.33) for a curve length of 231.84 feet to a set 5/8-inch iron rod located in the south right-of-way line of said Edwards Street, for the beginning of a curve to the right and corner of said tract herein described;

      THENCE in a northeasterly direction with the south right-of-way line of said Edwards Street and said curve to the right whose radius is 25.00 feet and whose central angle is 42(degree) 50' 23" (chord bears North 65(degree) 39' 20" East, a distance of 18.26 feet) for a curve length of 18.69 feet to a point in the west line of said Farmstead Acres Subdivision, for corner of said tract herein described, from which a found 1/2-inch iron rod bears South 2.0 feet, and East 0.6 feet;

      THENCE South 02(degree) 55' 40" East with the west line of said Farmstead Acres Subdivision, a distance of 361.45 feet to a set 5/8-inch iron rod with cap located in the north line of a 150 foot wide easement as conveyed unto Houston Lighting & Power Company by deed recorded in Volume 1440, Page 246 of the Deed Records of Harris County, Texas, for the southeast corner of said tract herein described;

      THENCE South 84(degree) 11' 24" West with the north line of said 150-foot wide easement, a distance of 1416.78 feet to a point located in the east right-of-way line of said Vickery Drive, for the southwest corner of said tract herein described from which a found 5/8-inch iron rod bears South 0.5 feet;

      THENCE North 02(degree) 46' 58" West with the east right-of-way line of said Vickery Drive, a distance of 479.79 feet to a set 5/8-inch iron rod for the beginning of a curve to the right and a corner in the west line of said tract herein described;

            THENCE in a northeasterly direction with the east right-of-way line of said Vickery Drive and said curve to the right whose radius is 1940.00 feet and whose central angle is 10(degree) 15' 42" (chord bears North 02(degree) 20' 53" East, a distance of 346.99 feet) for a curve length of 347.45 feet to the POINT OF BEGINNING and containing 23.5513 acres (1,025,892 square feet) of land more or less.

                                   EXHIBIT A-2

                      Legal Description for Houston Site 4

All that certain 14.0314 acres of land out of that certain 14.0339 acre tract described in the deed dated October 10, 2000, from Houston D. & F., Ltd. (f/k/a
D. & F., Ltd.) and William R. Durrill, Jr., as Successor Trustee of the Trust created under the Will of Paul W. Drummet, deceased to EGL Eagle Global Logistics, LP, recorded at Clerk File No. U674628, Film Code No. 535-17-3281, of the Official Public Records of Real Property of Harris County, Texas, out of Eagle Global Logistics, according to the plat thereof recorded at Film Code No. 475078, of the Map Records of Harris County, Texas, out of the Mary E. Colby Survey, A-1649 and the W. C. R. R. Company Survey, A-1078, Houston, Harris County, Texas and being more particularly described by metes and bounds as follows:

BEGINNING at a found 1-1/2" aluminum disk in concrete marking the southeast corner of said Eagle Global Logistics located in the west right-of-way line of Vickery Drive (Width Varies) (called 3.92 acre tract) described in the deed dated July 19, 1978, from William G. Thompson, Trustee to Public dedication of street easement, recorded at Clerk File No. F-747174, Film Code No. 104-99-2222, of the Official Public Records of Real Property of Harris County, Texas;

THENCE S 84(Degree) 13' 06" W - 330.29', with the north line of that certain called 1.137 acre tract described in the deed dated January 30, 1975, from Paul
W. Drummet to Houston Lighting & Power Company, recorded at Clerk File No. E-373341, Film Code No. 116-20-1491, of the Official Public Records of Real Property of Harris County, Texas, to a found 5/8" iron rod for corner;

THENCE N 02(Degree) 09' 42" W - 49.60', with the east line of that certain called 3.889 acre tract described in the deed dated July 25, 1978, from Joe Price, Trustee to World/Houston, Inc., recorded at Clerk File No. F-710988, Film Code No. ###-##-####, of the Official Public Records of Real Property of Harris County, Texas, to a found 5/8" iron rod for corner;

THENCE S 86(Degree) 10' 29" W - 453.01', with the north line of said 3.889 acre tract and the north line of that certain called 120' Public Drainage Easement recorded at Clerk File No. F-737749, Film Code No. 104-87-1904, of the Official Public Records of Real Property of Harris County, Texas, to a found 1" iron pipe for corner;

THENCE N 03(Degree) 01' 19" W - 790.41', with the west right-of-way line of the Public Drainage Easement recorded at Clerk File No. F-737748, Film Code No. ###-##-####, of the Official Public Records of Real Property of Harris County, Texas, and its extension, to a found 5/8" iron rod with cap for corner in the south right-of-way line of World/Houston Parkway (110' Wide) a called 3.359 acre tract described in the document dated February 6, 1979, from Robert P. Kelley to Public Dedication of Street Easement, recorded at Clerk File No. F985072, Film Code No. ###-##-####, of the Official Public Records of Real Property of Harris County, Texas;

THENCE N 87(Degree) 39' 30" E - 252.70', with said south right-of-way line of World Houston Parkway, to a found 5/8" iron rod with cap for a Point of Curvature of a curve to the right having a central angle of 08(Degree) 11' 45" and a radius of 1,145.00';


                                     A-2-1

THENCE continuing with said south right-of-way line of World/Houston Parkway and said curve to the right for an arc distance of 163.79', to a found 5/8" iron rod with cap for the Point of Tangency;

THENCE S 84(Degree) 08' 45" E - 358.96', continuing with said south right-of-way line of World/Houston Parkway, to a set 5/8" iron rod with cap marking a cutback corner;

THENCE S 43(Degree) 27' 51" E - 22.75', with said cutback line, to a set 5/8" iron rod with cap for a cutback corner in the aforementioned west right-of-way line of Vickery Drive;

THENCE S 02(Degree) 46' 58" E - 728.43', with said west right-of-way line of Vickery Drive, to the POINT OF BEGINNING of the herein described tract and containing 14.0314 acres (611,206 square feet) of land, more or less.

                                   EXHIBIT A-3

                   Legal Description for Distribution Facility

Lot 2, Block 1, Upland Park II Subdivision Filing No. 9, County of Adams, State of Colorado.


                                     A-3-1

                                   EXHIBIT A-4

                                  Improvements

CORPORATE HEADQUARTERS - HOUSTON, TEXAS

The Houston Corporate Headquarters consists of the following buildings divided into two sites.

HOUSTON SITE 1

The following Buildings are situated on a 23.5513 acre site in Houston, Harris County, Texas:

Building One is a 135,279 square foot single story industrial facility located at 15350 Vickery Road in Houston, Harris County, Texas.

Building Two is a 102,060 square foot single story industrial facility located at 15370 Vickery Road in Houston, Harris County, Texas.

Building Three is a 96,136 square foot single story industrial facility located at 15390 Vickery Road in Houston, Harris County, Texas.

Houston Site 1 also includes a Parking Garage and 385 striped parking spaces.

HOUSTON SITE 4

Building Four is a 132,000 square foot single story industrial facility situated on a 14.0314-acre site located in the 15400 block of Vickery Road in Houston, Harris County, Texas.

DISTRIBUTION FACILITY - AURORA, COLORADO

The Distribution Facility is an 84,973 square foot single story office/warehouse building situated on a 4.83-acre site in the City of Aurora, Adams County, Colorado.

The Distribution Facility also includes 84 striped parking stalls.


                                     A-4-1

                                    EXHIBIT B

                                    Equipment

      The machinery and equipment which is attached to the improvements in such a manner as to become fixtures under applicable law, together with all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease, excepting therefrom Tenant's Trade Fixtures.

                                    EXHIBIT C

                             Permitted Encumbrances

Houston Site 1:

1. Restrictions recorded in Volume 278, Page 25 of the Map Records of Harris County, Texas, and under County Clerk's File No.(s) filed for record under Film Code No(s) 386032 of the Map Records of Harris County, Texas. Restrictions filed for record under Harris County Clerk's File No(s). F934983, refiled F944735 and amended under Clerk's File No(s). G698447 and P500092 of the Official Public Records of Real Property of Harris County, Texas, but omitting any covenant or restriction based on race, color, religion, sex, handicap, familial status or national origin unless and only to the extent that said covenant (a) is exempt under Chapter 42,
      Section 3607 of the United States Code or (b) relates to handicap but does not discriminate against handicapped persons.

2. Storm sewer easement 20 feet in width along the West property line as set out and more particularly described in instrument filed for record under Harris County Clerk's File No(s). F727669 and in Volume 278, Page 25 of the Map Records of Harris County, Texas and shown on the plat of Eagle USA, filed for record under Film Code No(s). 386032 of the Map Records of Harris County, Texas.

3. Utility easement 16 feet in width within the northeasterly corner of subject property line together with an aerial easement adjacent thereto as set out and more particularly described in instrument filed for record under Clerk's File No. F941406 and corrected under Clerk's File Nos. G120555 and G769967 of the Official Public Records of Real Property of Harris County, Texas, and shown on the plat of Eagle filed for record under Film Code No(s). 386032 of the Map Records of Harris County, Texas.

4. Pipeline easement as set out and more particularly described in instrument to Humble Oil & Refining Co. recorded in Volume 5470, Page 63 of the Deed Records of Harris County, Texas, amended in instrument filed for record under Harris County Clerk's File No(s). E156301, and shown on the plat of Eagle USA, filed for record under Film Code No(s). 386032 of the Map Records of Harris County, Texas.

5. A 10 foot by 20 foot water meter easement within the most westerly northwest portion of subject property as set out on plat of Eagle USA, filed for record under Film Code No(s). 386032 of the Map Records of Harris County, Texas.

6. An easement 10 feet in width along the most north, northerly property line; together with an unobstructed aerial easement 11 feet 6 inches wide from a plane 16 feet above the ground upward located southerly of and adjoining said 10 foot wide easement, granted to Houston Lighting & Power Company by instrument filed for record under County Clerk's File No(s). T462665 of the Official Public Records of Real Property of Harris County, Texas.

7. An easement 10 feet in width along the most east, westerly property line; together with an unobstructed aerial easement 11 feet 6 inches wide from a plane 16 feet above the ground upward located easterly of and adjoining said 10 foot wide easement, granted to Houston Lighting & Power Company by instrument filed for record under County Clerk's File No(s). T462665 of the Official Public Records of Real Property of Harris County, Texas.

8. An easement for electric distribution and/or natural gas facilities, 10 feet in width located west of and adjoining the south 361.45 feet and the north 389.86 feet of the east property line; together with an unobstructed aerial easement 11 feet 6 inches wide from a plane 16 feet above the ground upward located west of and adjoining said 10 foot wide easement, granted to Houston Lighting & Power Company by instrument filed for record under County Clerk's File No(s). U401839 of the Official Public Records of Real Property of Harris County, Texas.

9. All oil, gas and other minerals, the royalties, bonuses, rentals and all other rights in connection with same are excepted herefrom as set forth in instrument filed for record under County Clerk's File No(s). G134217 of the Official Public Records of Real Property of Harris County, Texas. Waiver of surface rights contained therein.

10. Building lines along the westerly property line as set out and more particularly described in instrument filed for record under County Clerk's File No(s). E162420 and by instruments filed for record under County Clerk's File No(s). F727668 and F747174 of the Official Public Records of Real Property of Harris County, Texas.

11. Building set back line of 15 feet in width northeasterly and adjoining the 40 foot wide Humble Pipe Line easement across the southwest corner of subject property, as set out on the plat of Eagle USA, filed for record under Film Code No(s). 386032 of the Map Records of Harris County, Texas.

12. Building set back line of 25 feet along the west property line, as set out on plat of Eagle USA, filed for record under Film Code No(s). 386032 of the Map Records of Harris County, Texas.

13. Building set back line of 10 feet adjacent to the Edwards Street cul-de-sac within the east portion of subject property, as set out on plat of Eagle USA, filed for record under Film Code No(s). 386032 of the Map Records of Harris County, Texas.

14. Access to Edwards Street is denied by plat of Eagle USA, filed for record under Film Code No(s). 386032 of the Map Records of Harris County, Texas.

15. Annual Maintenance Charge and Special Assessments for Capital Improvements payable to World Houston International Business Center Improvement Association as set forth in instrument filed for record under Harris County Clerk's File No(s). F934983, refiled under F944735 and amended under G698447 of the Official Public Records of Real Property of Harris County, Texas.

16. The above property lies within the area designated and zoned by the City of Houston as the "Jetero Airport Hazard Area" (George Bush Intercontinental Airport) and is subject to the restrictions and regulations imposed by Ordinance of the City of Houston, recorded in Volume 5448, Page 421, Deed Records, Harris County, Texas as amended by Ordinance No. 83-861, filed for record under County Clerk's File No. J040968 of the Official Public Records of Harris County, Texas.

17. An unobstructed easement 16' wide, together with an unobstructed aerial easement adjacent thereto along the most northerly north property line as set forth by instrument recorded under Harris County Clerk's File No. F941406.

18. Building set-back line of 15' along the Ease property line, 25' along the most Northerly North property line, 25' along the most Southerly portion of the Ease property line, all as set forth by instrument recorded under County Clerk's File No. P50092.

19. Parking or paving set-back line 15' wide along the West property line and 3' along the East property line, as set forth by the instrument recorded under County Clerk's File No. P500092.

20. The following matters disclosed by survey dated December 26, 2001, made by Steven Lee Wright, Registered Professional Land Surveyor, No. 4820:

      Signs along the westerly property line.

21. Terms, conditions and provisions of that certain Lease Agreement, by and between iSTAR Eagle, LP, as Lessor, and EGL Eagle Global Logistics, LP, as Lessee, evidenced by Memorandum of Lease dated December __, 2001, filed for record under County Clerk's File No(s). _______ of the Official Public Records of Real Property of Harris County, Texas.

22. Standby fees, taxes and assessments by any taxing authority for the year 2001 and subsequent years and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership.

23. All matters depicted on the Survey dated December 26, 2001, prepared by Steven L. Wright (R.P.L.S. No. 4823) of Cobb Findley and Associates, Inc., with respect to the Property under Project No. 0102-211-01.

Houston Site 4

1. Restrictions filed for record under Film Code No(s). 475078 of the Map Records of Harris County, Texas, but omitting any covenant or restriction based on race, color, religion, sex, handicap, familial status or national origin unless and only to the extent that said covenant (a) is exempt under Chapter 42, Section 3607 of the United States Code or (b) relates to handicap but does not discriminate against handicapped persons.

2. Rights of tenants in possession, as tenants only, with no right to purchase.

3. A pipeline right-of-way and easement 20 feet in width across the southerly portion of subject property, granted to Humble Oil & Refining Company by instrument recorded in Volume 5470, Page 65 of the Deed Records of Harris County, Texas and reflected on the plat of Eagle Global Logistics, filed for record under Film Code No(s). 475078 of the Map Records of Harris County, Texas.

4. An easement for sanitary sewer purposes along the east property line, granted to the public by instrument filed for record under County Clerk's File No(s). F737747 of the Official Public Records of Real Property of Harris County, Texas and reflected on the plat of Eagle Global Logistics, filed for record under Film Code No (s). 475078 of the Map Records of Harris County, Texas.

5. An easement for drainage purposes 120' wide along the west property line and across the northerly portion of subject property, granted to the public by instrument filed for record under County Clerk's File No(s). F737748 of the Official Public Records of Real Property of Harris County, Teas and reflected on the plat of Eagle Global Logistics, filed for record under Film Code No (s). 475078 of the Map Records of Harris County, Texas.

6. An easement 16 feet wide along the east property line, together with an unobstructed aerial easement 5 feet 6 inches wide extending upward from an inclined plane beginning at a height of 16 feet 3 inches above the ground and continuing outward to a height of 18 feet 6 inches located adjacent thereto, as granted to Houston Lighting and Power Company by instrument filed for record under County Clerk's File No(s). F975432 of the Official Public Records of Real Property of Harris County, Texas and reflected on the plat of Eagle Global Logistics, filed for record under Film Code No(s). 475078 of the Map Records of Harris County, Texas.

7. Unobstructed easements along the southerly property line. Said easements being 16 feet in width, together with adjoining unobstructed aerial easements 5 feet 6 inches wide extending upward from an inclined plane beginning at a height of 16 feet 3 inches above the ground and continuing outward to a height of 18 feet 6 inches, and an unobstructed aerial easement 21.5 feet wide from a plane 15 feet above the ground upward, and an unobstructed down guy easement 35 feet in length, as granted to Houston Lighting and Power Company by instrument filed for record under County Clerk's File No(s). G375918 of the Official Public Records of Real Property of Harris County, Texas and reflected on the plat of Eagle Global Logistics, filed for record under Film Code No(s). 475078 of the Map Records of Harris County, Texas. A portion of the above easement has been released as reflected in instrument filed for record under county Clerk's File No(s). V364233 of the Official Public Records of Real Property of Harris County, Texas.

8.    An easement for electrical and gas facilities, 10 feet in width extending
      156.00 feet in a southeast from the east property line; together with an unobstructed aerial easement 10 feet wide from a plane 16 feet above the ground upward located on both sides of and adjoining said 10 foot easement granted to Reliant Energy, Incorporated by instrument filed for record under County Clerk's File No(s). V423284 of the Official Public Records of Real Property of Harris County, Texas, and shown on Sketch No. 01-300 attached to said instrument.

9. Building set Back line of 25 feet along the north and east property lines, as set out on plat of Eagle Global Logistics, filed for record under Film Code No(s). 475078 of the Map Records of Harris County, Texas.

10. Storm/sanitary sewer manholes, 18" force main, and 96" cmp, and Power Poles all outside the designated easement, as shown on survey dated March 7, 2000, by James M. Ewing, Registered Professional Surveyor, No. 4892.

11. The above property lies within the area designated and zoned by the City of Houston as the "Jetero Airport Hazard Area" (George Bush Intercontinental Airport) and is subject to the restrictions and regulations imposed by Ordinance of the City of Houston a certified copy of which is recorded in Volume 5448, Page 421, Deed Records, Harris County, Texas, as amended by Ordinance No. 83-861, filed for record under Clerk's File No. J040968 of the Official Public Records, Harris County, Texas.

12. Standby fees, taxes and assessments by any taxing authority for the year 2001 and subsequent years and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership.

13. Terms, conditions and provisions of that certain Lease Agreement, by and between iSTAR Eagle, LP, as Lessor, and EGL Eagle Global Logistics, LP, as Lessee, evidenced by Memorandum of Lease dated December __, 2001, filed for record under County Clerk's File No(s). _______ of the Official Public Records of Real Property of Harris County, Texas.

14. All matters depicted on the Survey dated December 16, 2001, prepared by James M. Ewing Registered Professional Surveyor No. 4892.

Distribution Facility, Colorado:

1. The right of the proprietor of a vein or lode to extract or remove his ore, should the same be found to penetrate or intersect the premises thereby granted and rights of way for ditches and canals as reserved in United States patents recorded October 10, 1906 in Book 25 at Page 313, and any and all assignments thereof or interests therein.

2. Terms, conditions, provisions, agreements and obligations specified under the agreements recorded June 12, 1973 in Book 1869 at Page 168 and October 9, 1974 in Book 1957 at Page 895. Amendments thereto recorded September 10, 1981 in Book 2585 at Pages 413, 419 and 443 and October 24, 1991 in Book 3828 at Page 863.

3. Oil and gas lease between Champlin Petroleum Company, a Delaware corporation (holder of all oil and gas rights at the time) and Amoco Production Company, a Delaware corporation, recorded July 26, 1977 in Book 2160 at Page 805, and any and all assignments thereof, or interests therein.

4.    Affidavit of Production recorded September 2, 1983 in Book 2786 at Page
      382.

5. Assignment of Oil and Gas Lease from Geochemical Surveys, Inc. and Sands-American Corp., a/k/a Sands-American Corporation, as assignor, to U.S. Mineral & Royalty Corporation, an Oklahoma corporation, assignee, recorded February 23, 1988 in Book 3418 at Page 820.

6.    Ratification of Lease recorded December 10, 1990 in Book 3735 at Page 141.

7. Assignment of Oil and Gas Lease from Amoco Production Company, a Delaware corporation, assignor, to Union Pacific Resources Company, assignee, recorded November 14, 1991 in Book 3836 at Page 510.

8. Non-Drilling Agreement executed by Union Pacific Resources Corporation, a Nebraska corporation, recorded July 19, 1995 in Book 4550 at Page 356.

9. Easements, notes, terms, conditions, provisions, agreements and obligations as shown on the Plat of Upland Park II Subdivision, Filing No. 1, recorded October 14, 1980 in Plat File 14 at Page 691.

10. Covenants, conditions and restrictions, which do not include a forfeiture or reverter clause, as set forth in the instrument recorded January 20, 1982 in Book 2617 at Page 32, but omitting any covenant or restriction based on race, color, religion, sex, handicap, familial status, or national origin. Amendment of said covenants, conditions and restrictions in their entirety by an instrument recorded January 15, 1985 in Book 2957 at Page 646. Second Amendment recorded February 5, 1988 in Book 3414 at Page 364. Assignment of Declaration of Covenants, Conditions and Restrictions recorded February 16, 1996 in Book 4684 at Page 274.

11. All minerals and all mineral rights as reserved in quitclaim deed recorded June 28, 1982 in Book 2656 at Page 308, and any and all assignments thereof or interests therein.

12. An easement for utility lines and incidental purposes granted to Public Service Company of Colorado by the instrument recorded August 28, 1985 in Book 3041 at Page 638, upon the terms and conditions set forth in the instrument.

13. The effect of the inclusion of the subject property in the Gateway Park Metropolitan District, as disclosed by the instrument recorded December 6, 1995 in Book 4640 at Page 166. Said Gateway Park Metropolitan District is now known as Sand Creek Metropolitan District as disclosed by the instrument recorded March 25, 1996 in Book 4709 at Page 175.

14. All water and water rights as reserved in deed from Gateway Park II, LLC, a Colorado Limited Liability Company, recorded August 30, 1995 in Book 4577 at Page 976.

15. Easements, notes, terms, conditions, provisions, agreements and obligations as shown on the Plat of Upland Park II Subdivision Filing No. 9 recorded May 5, 1997 in Book F17 at Page 679.

16. Any and all water rights, whether adjudicated or unadjudicated, tributary or nontributary, and all related interests of whatever nature and however evidenced and all oil, gas, coal and other hydrocarbon and nonhydrocarbon mineral rights and substances of whatever nature, including, but not limited to, all sand, gravel, stone, clay and clay derivatives and any geothermal resources of any kind in, upon, under, or that may be produced as reserved in Special Warranty Deed recorded November 23, 1999 in Book 5961 at Page 80.

17. Terms, conditions, provisions, easements, agreements, and obligations specified under the Fire Lane Easement recorded March 3, 2000 in Book 6052 at Page 937.

18. Terms conditions, provisions, easements, agreements, and obligations specified under the Easement for Sidewalk Purposes recorded March 3, 2000 in Book 6052 at Page 941.

19. Terms, conditions, provisions, agreements, and obligations specified under the Revocable License recorded March 6, 2000 in Book 6054 at Page 681.

20. Easements, notes, terms, conditions, provisions, agreements and obligations as shown on the Upland Park II Subdivision Filing No. 9 Eagle U.S.A. Freight Site Plan recorded March 6, 2000 at Reception No. C0646662.

21. Terms, conditions, provisions, agreements, and obligations specified under the Covenant to Run with the Land recorded April 21, 2000 in Book 6102 at Page 637.

22. Leasehold interest between EGL Eagle Global Logistics, LP, a Delaware limited partnership, as tenant, and iSTAR Eagle LP, a Delaware limited partnership, as Landlord, dated December 31, 2001, as evidenced by Memorandum of Lease recorded ______________, 2001 at Reception No. _____.

23.   Taxes and assessments for the year 2001, not yet due and payable.

24. All matters depicted on the ALTA/ACSM Land Title Survey dated March 8, 2001, as revised December 31, 2001, prepared by Creighton R. Moore, PLS No. 10945 with respect to the Property under Job No. 09.01, including, but not limited to the following:

      (i) Storm, sewer, sanitary sewer, electric, telephone and gas lines, manhole, inlets and transformer not located within a recorded easement and any possible prescriptive easement resulting therefrom.

      (ii) Encroachment of concrete curb into the platted 10' utility easement and into the easement recorded in Book 3041 at page 638.

                                    EXHIBIT D

         Form of Subordination, Non-Disturbance and Attornment Agreement

TENANT:  EGL Eagle Global Logistics, LP

                                 SUBORDINATION,
                    NON-DISTURBANCE AND ATTORNMENT AGREEMENT

      THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is entered into by and among EGL EAGLE GLOBAL LOGISTICS, LP, a Delaware limited partnership ("Tenant"), whose address is 15350 Vickery Drive, Houston, Texas 77032, iSTAR EAGLE LP, a Delaware limited partnership ("Landlord"), whose address is c/o iStar Financial Inc., 1114 Avenue of the Americas, 27th Floor, New York, New York 10036, and GREENWICH CAPITAL MARKETS, INC., a Delaware corporation, individually and as agent for the Commercial Mortgage Loan Facility Variable Funding Trust 1998 SFT-1 (together with its successors and assigns, "Lender"), whose address is 600 Steamboat Road, Greenwich, Connecticut 06830.

                               W I T N E S S E T H

      WHEREAS, Landlord is the owner in fee simple of certain real property located at 15350 - 15390 Vickery Drive, Houston, Texas, as more particularly described on Exhibit A attached hereto, together with the improvements thereon (the "Houston Property") and located at 18300 East 28th Avenue, Aurora, Colorado, as more particularly described on Exhibit B attached hereto (the "Colorado Property"; together with the Houston Property, the "Property").

      WHEREAS, Landlord or its predecessor and Tenant have entered into a certain Lease Agreement, dated as of December 31, 2001 (as the same may have been or may hereafter be amended, modified, restated, renewed or extended, the "Lease"), leasing to Tenant the entire Property (the "Premises");

      WHEREAS, Lender has agreed to make a certain loan to an affiliate of Landlord in the principal amount of up to $700,000,000 (the "Loan"), which Loan will be secured by, among other things, a mortgage or deed of trust, as the case may be (the "Security Instrument"), and an assignment of leases and rents (the "Assignment of Leases"), each from Landlord to Lender encumbering the Property, which Security Instrument and Assignment of Leases are to be recorded contemporaneously herewith;

      WHEREAS, Lender, Landlord and Tenant desire to confirm their understanding with respect to the Lease and the Loan and the rights of Tenant and Lender thereunder.

      NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Subordination. Notwithstanding anything to the contrary set forth in the Lease, Tenant hereby subordinates and subjects the Lease and the leasehold estate created thereby and all of Tenant's rights thereunder to the Security Instrument and the liens thereof and all advances and rights of Lender thereunder and to any and all renewals, modifications, consolidations, replacements and extensions thereof, as fully and as if the Security Instrument and all of its renewals, modifications, consolidations, replacements and extensions had been executed, delivered and recorded prior to execution of the Lease. Without affecting the foregoing subordination, Lender may, from time to time: (a) extend, in whole or in part, by renewal or otherwise, the terms of payment or performance of any obligation secured by the Security Instrument; (b) release, surrender, exchange or modify any obligation secured by the Security Instrument, or any security for such obligation; or (c) settle or compromise any claim with respect to any obligation secured by the Security Instrument or against any person who has given security for any such obligation.

      2. Non-Disturbance. If, at any time, Lender or any person or entity or any of their successors or assigns who shall acquire the interest of Landlord under the Lease through a foreclosure of the Security Instrument, the exercise of the power of sale under the Security Instrument, a deed-in-lieu of foreclosure, an assignment-in-lieu of foreclosure or otherwise (each, a "New Owner") shall succeed to the interests of Landlord under the Lease, so long as the Lease is then in full force and effect, Tenant complies with this Agreement and no default after the giving of any required notice, and expiration of any applicable grace period, under the Lease (a "Default") on the part of Tenant exists under the Lease, the Lease shall continue in full force and effect as a direct lease between the New Owner and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term thereof. Tenant hereby agrees to attorn to and accept any such New Owner as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease, and Lender, or any such New Owner of the Property, agrees that it will not disturb the possession of Tenant and will be bound by all of the obligations imposed on the Landlord by the Lease; provided, however, that any New Owner shall not be:

            (a) liable for any act or omission of a prior landlord (including Landlord) arising prior to the date upon which the New Owner shall succeed to the interests of Landlord under the Lease; or

            (b) subject to any claims, offsets or defenses which Tenant might have against any prior landlord (including Landlord) arising prior to the date upon which the New Owner shall succeed to the interests of Landlord under the Lease; or

            (c) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one calendar quarter or by any security deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord), except to the extent that such New Owner actually comes into exclusive possession of the same; or

            (d) bound by any assignment (except as permitted by the Lease), surrender, release, waiver, cancellation, amendment or modification of the Lease made without the written consent of Lender which consent shall not be unreasonably withheld, conditioned or delayed by Lender; or

            (e) responsible for the making of any improvement to the Property or repairs in or to the Property in the case of damage or destruction of the Property or any part thereof due to fire or other casualty or by reason of condemnation unless such New Owner shall be obligated under the Lease to make such repairs and shall have received insurance proceeds or condemnation awards sufficient to finance the completion of such repairs; or

            (f) obligated to make any payment to Tenant except for the timely return of any security deposit actually received by such New Owner.

      3. Cure by Lender of Landlord Defaults. Tenant hereby agrees that from and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate or cancel the Lease or to claim a partial or total eviction, or to abate or reduce rent, Tenant will not exercise any such right until it has given written notice of such act or omission to Lender, and Lender has failed, within thirty (30) days after receipt of such notice by Lender, to commence to cure such act or omission and to thereafter diligently prosecute such cure to completion but in no event shall such cure period exceed one hundred eighty
(180) days after receipt of such notice by Lender; provided that in the event Lender cannot commence such cure without possession of the Property, Tenant will not exercise any such right if Lender commences judicial or non-judicial proceedings to obtain possession within such period and thereafter diligently prosecutes such efforts and cure to completion; further, Tenant shall not, as to Lender, require cure of any such act or omission which is not susceptible to cure by Lender.

      4. Payments to Lender and Exculpation of Tenant. Tenant is hereby notified that the Lease and the rent and all other sums due thereunder have been assigned to Lender as security for the Loan. In the event that Lender or any future party to whom Lender may assign the Security Instrument notifies Tenant of a default under the Security Instrument and directs that Tenant pay its rent and all other sums due under the Lease to Lender or to such assignee, Tenant shall honor such direction without inquiry and pay its rent and all other sums due under the Lease in accordance with such notice. Landlord agrees that Tenant shall have the right to rely on any such notice from Lender or any such assignee without incurring any obligation or liability to Landlord, and Tenant is hereby instructed to disregard any notice to the contrary received from Landlord or any third party.

      5. Limitation of Liability. Lender shall not, either by virtue of the Security Instrument, the Assignment of Leases or this Agreement, be or become a mortgagee-in-possession or be or become subject to any liability or obligation under the Lease or otherwise unless and until Lender shall have acquired the interest of Landlord in the Premises, by foreclosure or otherwise, and then such liability or obligation of Lender under the Lease shall extend only to those liabilities or obligations accruing subsequent to the date that Lender has acquired the interest of Landlord in the Premises as modified by the terms of this Agreement. In addition, upon such acquisition, Lender shall have no obligation, nor incur any liability, beyond Lender's then equity interest, if any, in the Premises. Furthermore, in the event of the assignment or transfer of the interest of Lender under this Agreement, all obligations and liabilities of Lender under this Agreement shall terminate and, thereupon, all such obligations and liabilities shall be the sole responsibility of the party to whom Lender's interest is assigned or transferred.

      6. Notice. Any notice, demand, statement, request, consent or other communication made hereunder shall be in writing and delivered (i) personally,
(ii) mailed by certified or registered mail, postage prepaid, return receipt requested or (iii) by depositing the same with a reputable private courier service, postage prepaid, for next business day delivery, to the parties at their addresses first set forth above and shall be deemed given when delivered personally, or four (4) business days after being placed in the United States mail, if sent by certified or registered mail, or one (1) business day after deposit with such private courier service. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other parties thereto at least fifteen (15) days' prior written notice hereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses to any other address within the United States of America. Tenant agrees to send a copy of any notice or statement under the Lease to Lender at the same time such notice or statement is sent to Landlord.

      7. Miscellaneous.

            (a) In the event of any conflict or inconsistency between the provisions of this Agreement and the Lease, the provisions of this Agreement shall govern; provided, however, that the foregoing shall in no way diminish Landlord's obligations or liability to Tenant under the Lease. Lender's enforcement of any provisions of this Agreement or the Security Instrument shall not entitle Tenant to claim any interference with the contractual relations between Landlord or Tenant or give rise to any claim or defense against Lender with respect to the enforcement of such provisions.

            (b) Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

            (c) Tenant agrees that it will not subordinate the Lease to the lien of any mortgage or deed of trust other than the Security Instrument for so long as the Security Instrument shall remain a lien on the Property.

            (d) This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the interest of Tenant under this Agreement may not be assigned or transferred without prior written consent of Lender.

            (e) The captions appearing under the paragraph number designations of this Agreement are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions of this Agreement.

            (f) If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

            (g) This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

            (h) This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same agreement.

            (i) This Agreement cannot be altered, modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Tenant, Landlord or Lender, but only by an agreement in writing signed by the party against whom enforcement of any alteration, modified, amendment, waiver, extension, change, discharge or termination is sought.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth adjacent to their signatures below to be effective as of the date of the Security Instrument.

Date: December 31, 2001           TENANT:

                                  EGL Eagle Global Logistics, LP,
                                  a Delaware limited partnership

                                  By: EGL Management, LLC, a Delaware
                                      limited liability company, its General
                                      Partner

                                       By:___________________________________
                                       Name:_________________________________
                                       Title:________________________________


Date: December 31, 2001            LANDLORD:

                                   iSTAR EAGLE LP
                                   a Delaware limited partnership
                                   By: iStar Eagle GenPar LLC, a Delaware
                                       limited liability company, its general
                                       partner

                                       By: SFT II, Inc., a Delaware corporation,
                                           its sole member

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

Date: ____________, 200_           LENDER:

                                   GREENWICH CAPITAL MARKETS, INC.,
                                   individually and as agent for the Commercial
                                   Mortgage Loan Facility Variable Funding Trust 1998 SFT-1


                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

WHEN RECORDED, RETURN TO:

Robert L .Boyd, Esq.
Sidley Austin Brown & Wood
875 Third Avenue
New York, New York 10022

STATE OF _____________)
                      ) ss.:
COUNTY OF ____________)

On the ______ day of December, 2001, before me, the undersigned, a notary public in and for said state, personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                    ___________________________________
                                    Notary Public

                                    [notarial seal]

STATE OF _____________)
                      ) ss.:
COUNTY OF ____________)

On the ______ day of December, 2001, before me, the undersigned, a notary public in and for said state, personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                    ___________________________________
                                    Notary Public

                                    [notarial seal]

STATE OF _____________)
                      ) ss.:
COUNTY OF ____________)

On the ______ day of December, 2001, before me, the undersigned, a notary public in and for said state, personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                    ___________________________________
                                    Notary Public

                                    [notarial seal]

                                    EXHIBIT A

                     PROPERTY DESCRIPTION - TEXAS PROPERTIES

Site 1:

      Being a tract of land containing 23.5513 acres (1,025,892 square feet) situated in the E.F. Marshall Survey, A-1316 and in the W.H. Lloyd Survey A-1407 in Harris County, Texas, also being described as Block 1, Restricted Reserve "A", Eagle USA, a subdivision recorded in File No. 386032 of the Map Records of Harris County, Texas. Said 23.5513-acre tract being more particularly described by metes and bounds as follows.

      BEGINNING at a found 5/8-inch iron rod with cap located in a curve to the right in the east right-of-way line of Vickery Drive (width varies) for the northwest corner of said Eagle USA and the southwest corner of Rusovich Limited Partnership, a subdivision recorded in File No. 360057 of the Map Records of Harris County, Texas;

      THENCE South 75(degree) 14' 12" East with the south line of said Rusovich Limited Partnership subdivision, a distance of 886.36 feet to a point for the southeast corner of said Rusovich Limited Partnership subdivision and an angle point in the north line of said tract herein described, from which a found 1/2-inch iron rod bears South, 0.8 feet and East, 0.2 feet;

      THENCE North 02(degree) 51' 27" West with the east line of said Rusovich Limited Partnership subdivision, a distance of 333.76 feet to a point located in the south line of Block 3, Unrestricted Reserve "F", World Houston International Business Center, Section One, a subdivision recorded in Volume 278, Page 25 of the Map Records of Harris County, Texas, and for the easternmost northwest corner of said tract herein described, from which a found 3/8-inch iron rod bears South, 0.4 feet and East 0.4 feet;

      THENCE North 86(degree) 58' 50" East with the south line of said Unrestricted Reserve "F", a distance of 537.04 feet to a point located in the west line of Farmstead Acres Subdivision, as recorded in Volume 21, Page 5 of the Map Records of Harris County, Texas, for the southeast corner of said Unrestricted Reserve "F" and the northeast corner of said tract herein described, from which a found 5/8-inch iron rod bears South, 2.3 feet and West,
0.1 feet;

      THENCE South 02(degree) 45' 06" East with the west line of said Farmstead Acres Subdivision, a distance of 8.03 feet to 5/8 inch iron rod with cap set for an angle point in the east line of said tract herein described;

      THENCE South 02(degree) 55' 40" East with the west line of said Farmstead Acres Subdivision, a distance of 389.86 feet to a point located in the north line of Edwards Street (60 feet wide) and the beginning of a curve to the right, for a corner in the east line of said tract herein described and for the beginning of a cul-de-sac, from which a found 3/4-inch iron pipe bears South,
1.2 feet and East, 2.4 feet;

      THENCE in a northwesterly direction with the north right-of-way line of said Edwards Street and said curve to the right whose radius is 25.00 and central angle is 42(degree) 50' 23" (chord bears North 71(degree) 30' 40" West, a distance of 18.26 feet) for a curve length of 18.69 feet to a set

5/8-inch iron rod with cap, for the beginning of a curve to the left and corner of said tract herein described;

      THENCE in a southeasterly direction with the north right-of-way line of said Edwards Street and said curve to the left whose radius is 50.00 feet and central angle is 265(degree) 40' 21" (chord bears South 02(degree) 55' 40" East, a distance of 73.33) for a curve length of 231.84 feet to a set 5/8-inch iron rod located in the south right-of-way line of said Edwards Street, for the beginning of a curve to the right and corner of said tract herein described;

      THENCE in a northeasterly direction with the south right-of-way line of said Edwards Street and said curve to the right whose radius is 25.00 feet and whose central angle is 42(degree) 50' 23" (chord bears North 65(degree) 39' 20" East, a distance of 18.26 feet) for a curve length of 18.69 feet to a point in the west line of said Farmstead Acres Subdivision, for corner of said tract herein described, from which a found 1/2-inch iron rod bears South 2.0 feet, and East 0.6 feet;

      THENCE South 02(degree) 55' 40" East with the west line of said Farmstead Acres Subdivision, a distance of 361.45 feet to a set 5/8-inch iron rod with cap located in the north line of a 150 foot wide easement as conveyed unto Houston Lighting & Power Company by deed recorded in Volume 1440, Page 246 of the Deed Records of Harris County, Texas, for the southeast corner of said tract herein described;

      THENCE South 84(degree) 11' 24" West with the north line of said 150-foot wide easement, a distance of 1416.78 feet to a point located in the east right-of-way line of said Vickery Drive, for the southwest corner of said tract herein described from which a found 5/8-inch iron rod bears South 0.5 feet;

      THENCE North 02(degree) 46' 58" West with the east right-of-way line of said Vickery Drive, a distance of 479.79 feet to a set 5/8-inch iron rod for the beginning of a curve to the right and a corner in the west line of said tract herein described;

      THENCE in a northeasterly direction with the east right-of-way line of said Vickery Drive and said curve to the right whose radius is 1940.00 feet and whose central angle is 10(degree) 15' 42" (chord bears North 02(degree) 20' 53" East, a distance of 346.99 feet) for a curve length of 347.45 feet to the POINT OF BEGINNING and containing 23.5513 acres (1,025,892 square feet) of land more or less.

Site 4:

All that certain 14.0314 acres of land out of that certain 14.0339 acre tract described in the deed dated October 10, 2000, from Houston D. & F., Ltd. (f/k/a
D. & F., Ltd.) and William R. Durrill, Jr., as Successor Trustee of the Trust created under the Will of Paul W. Drummet, deceased to EGL Eagle Global Logistics, LP, recorded at Clerk File No. U674628, Film Code No. 535-17-3281, of the Official Public Records of Real Property of Harris County, Texas, out of Eagle Global Logistics, according to the plat thereof recorded at Film Code No. 475078, of the Map Records of Harris County, Texas, out of the Mary E. Colby Survey, A-1649 and the W. C. R. R. Company Survey, A-1078, Houston, Harris County, Texas and being more particularly described by metes and bounds as follows:

BEGINNING at a found 1-1/2" aluminum disk in concrete marking the southeast corner of said Eagle Global Logistics located in the west right-of-way line of Vickery Drive (Width Varies) (called 3.92 acre tract) described in the deed dated July 19, 1978, from William G. Thompson, Trustee to Public dedication of street easement, recorded at Clerk File No. F-747174, Film Code No. 104-99-2222, of the Official Public Records of Real Property of Harris County, Texas;

THENCE S 84(degree) 13' 06" W - 330.29', with the north line of that certain called 1.137 acre tract described in the deed dated January 30, 1975, from Paul
W. Drummet to Houston Lighting & Power Company, recorded at Clerk File No. E-373341, Film Code No. 116-20-1491, of the Official Public Records of Real Property of Harris County, Texas, to a found 5/8" iron rod for corner;

THENCE N 02(degree) 09' 42" W - 49.60', with the east line of that certain called 3.889 acre tract described in the deed dated July 25, 1978, from Joe Price, Trustee to World/Houston, Inc., recorded at Clerk File No. F-710988, Film Code No. ###-##-####, of the Official Public Records of Real Property of Harris County, Texas, to a found 5/8" iron rod for corner;

THENCE S 86(degree) 10' 29" W - 453.01', with the north line of said 3.889 acre tract and the north line of that certain called 120' Public Drainage Easement recorded at Clerk File No. F-737749, Film Code No. 104-87-1904, of the Official Public Records of Real Property of Harris County, Texas, to a found 1" iron pipe for corner;

THENCE N 03(degree) 01' 19" W - 790.41', with the west right-of-way line of the Public Drainage Easement recorded at Clerk File No. F-737748, Film Code No. ###-##-####, of the Official Public Records of Real Property of Harris County, Texas, and its extension, to a found 5/8" iron rod with cap for corner in the south right-of-way line of World/Houston Parkway (110' Wide) a called 3.359 acre tract described in the document dated February 6, 1979, from Robert P. Kelley to Public Dedication of Street Easement, recorded at Clerk File No. F985072, Film Code No. ###-##-####, of the Official Public Records of Real Property of Harris County, Texas;

THENCE N 87(degree) 39' 30" E - 252.70', with said south right-of-way line of World Houston Parkway, to a found 5/8" iron rod with cap for a Point of Curvature of a curve to the right having a central angle of 08(degree) 11' 45" and a radius of 1,145.00';

THENCE continuing with said south right-of-way line of World/Houston Parkway and said curve to the right for an arc distance of 163.79', to a found 5/8" iron rod with cap for the Point of Tangency;

THENCE S 84(degree) 08' 45" E - 358.96', continuing with said south right-of-way line of World/Houston Parkway, to a set 5/8" iron rod with cap marking a cutback corner;

THENCE S 43(degree) 27' 51" E - 22.75', with said cutback line, to a set 5/8" iron rod with cap for a cutback corner in the aforementioned west right-of-way line of Vickery Drive;

THENCE S 02(degree) 46' 58" E - 728.43', with said west right-of-way line of Vickery Drive, to the POINT OF BEGINNING of the herein described tract and containing 14.0314 acres (611,206 square feet) of land, more or less.

                                   EXHIBIT B

                    PROPERTY DESCRIPTION - COLORADO PROPERTY

Lot 2, Block 1, Upland Park II Subdivision Filing No. 9, County of Adams, State of Colorado.

                                    EXHIBIT E

                             Tenant's Trade Fixtures

      All fixtures, equipment, security equipment, office furnishings and other items of personal property (whether or not attached to the Improvements) which are owned by Tenant and used in the operation of the business conducted on the Leased Premises. Tenant's Trade Fixtures shall include, but not be limited to the following:

Liebert UPS model AP381 Ser#P24869

Liebert Aircon model U125D1525A2 Ser#M15675

Liebert Sircon model UBP180

Generator Generac Power System Type DCT-24-25A043 Serial#116928-2301

                                    EXHIBIT F

                  Fair Market Value Determination For Premises

      Determination of fair market value of the Premises or any Site under paragraph 14 of this Lease shall be made in accordance with the following procedures, which shall be separately applied for each Site, with the sum of such determinations being the fair market value of the Premises as a whole:

(a) Fair market value of the Premises shall be determined by the agreement of two (2) appraisers (each, an "Initial Appraiser"), one of which shall be selected by Landlord and the other of which shall be selected by Tenant as set forth in this Exhibit F. Tenant shall identify in writing, as part of Tenant's written notice exercising the purchase option set forth in paragraph 14, the Initial Appraiser selected and retained by Tenant and specifically identify such Initial Appraiser's name, address, phone number and qualifications as an appraiser. Within thirty (30) days after receipt of notice of Tenant's Initial Appraiser, Landlord shall select its Initial Appraiser and notify Tenant in writing of the name, address, phone number and qualifications of such appraiser. Within five (5) days after Tenant receives from Landlord such notice of Landlord's Initial Appraiser, each of Landlord and Tenant shall direct, in writing with a copy to the other party, its Initial Appraiser to work with the other party's Initial Appraiser to endeavor to determine and reach agreement upon the fair market value of the Premises, or any Site, as applicable, considered as encumbered by this Lease including assuming all Extension Terms have been exercised by Tenant and considered as not having been the subject of a casualty or condemnation, as applicable, and thereafter to deliver in writing to Landlord and Tenant within thirty (30) days (such 30-day period, the "Valuation Period") the agreed-upon fair market value (the "Valuation Notice"). The costs and expenses of each Initial Appraiser shall be paid by the party selecting such Initial Appraiser. If Tenant fails to identify in writing an Initial Appraiser as required by this Exhibit F, Landlord shall identify an Initial Appraiser on behalf of Tenant; provided, however, Tenant shall be liable for the costs and expenses of such Initial Appraiser identified on Tenant's behalf by Landlord as if Tenant had selected such Initial Appraiser.

(b) If the Initial Appraisers are not able to reach agreement upon the fair market value within the Valuation Period, within ten (10) days after the end of the Valuation Period each Initial Appraiser shall deliver a written notice to Landlord, Tenant, and the other Initial Appraiser setting forth
      (i) such Initial Appraiser's valuation of the fair market value (each, an "Initial Valuation") and (ii) the name, address and qualifications of a third appraiser selected jointly by the Initial Appraisers (the "Third Appraiser"). The Initial Appraisers shall, in writing with a copy to Landlord and Tenant, direct the Third Appraiser (or substitute Third Appraiser) to determine a valuation of the fair market value of the Premises, or any Site, as applicable, considered as encumbered by this Lease including assuming all Extension Terms have been exercised by Tenant and considered as not having been the subject of a casualty or condemnation, as applicable, and to deliver in writing to Landlord, Tenant and the Initial Appraisers such valuation (the "Third Valuation") within twenty (20) days of the date of the written direction retaining such Third Appraiser. The fair market value shall be the arithmetic mean of (A) the Third

      Valuation and (B) the Initial Valuation closer to the Third Valuation. If the Third Valuation is exactly between the two Initial Valuations, then the fair market value shall be the Third Valuation. If the Initial Appraisers are unable to agree upon the designation of a Third Appraiser within the requisite time period or if the Third Appraiser selected does not make a valuation of the fair market value within twenty (20) days after being directed by the Initial Appraisers, then such Third Appraiser or a substitute Third Appraiser, as applicable, shall, at the request of Landlord or Offeror, be appointed by the President or Chairman of the American Arbitration Association in the area in which the applicable Site exists which is the subject of the fair market valuation determination determined hereunder. The costs and expenses of the Third Appraiser (and substitute Third Appraiser and the American Arbitration Association, if applicable) shall be divided evenly between, and paid for by, Landlord and Tenant.

(c) All appraisers selected or appointed pursuant to this Exhibit F shall be independent qualified appraisers. Such appraisers shall have no right, power or authority to alter or modify the provisions of this Lease, and such appraisers shall determine the fair market value of the Premises or Site, as applicable, considered as encumbered by this Lease including assuming all Extension Terms have been exercised by Tenant and considered as not having been the subject of a casualty or condemnation, as applicable.

(d) Notwithstanding the foregoing, if Landlord and Tenant are able to agree upon a fair market value of the Premises, or Site, as applicable, prior to the date on which Tenant receives notice of Landlord's Initial Appraiser, Landlord and Tenant shall execute an agreement setting forth such agreed-upon fair market value of the Premises, or Site, as applicable, and waiving each party's right to have the fair market value of the Premises, or Site, as applicable, determined in accordance with the procedures set forth in paragraphs (a) and (b) of this Exhibit F.

                                    EXHIBIT G

                       Fair Market Value Determination For
                        Fixed Rent During Extension Term

      Upon written notice from one party to another electing to determine the fair market rental value of the Premises during an Extension Period as set forth in the Basic Lease Information, determination of fair market value of Fixed Rent during an Extension Term of this Lease shall be made in accordance with the following procedures, which shall be separately applied for each Site with the sum of such determinations for each Site being the fair market rental value of the Premises as a whole:

(a) Fair market rental value of each Site shall be determined by the agreement of two (2) appraisers (each, an "Initial FR Appraiser"), one of which shall be selected by Landlord and the other of which shall be selected by Tenant as set forth in this Exhibit G. The party electing to have the fair market rental value of the Premises determined in accordance with this Exhibit G (herein, the "Electing Party") shall identify in writing (contemporaneously with providing the notice electing to utilize the provisions of this Exhibit G) the Initial FR Appraiser selected and retained by such Electing Party and specifically identify such Initial FR Appraiser's name, address, phone number and qualifications as an appraiser. Within thirty (30) days after receipt of notice by the other party ("Other Party") of the Electing Party's FR Initial Appraiser, the Other Party shall select its Initial FR Appraiser and notify the Electing Party in writing of the name, address, phone number and qualifications of such appraiser. Within five (5) days after the Electing Party receives from the Other Party such notice of the Other Party's Initial FR Appraiser, each of the Other Party and the Electing Party shall direct, in writing with a copy to the other party, its Initial FR Appraiser to work with the other party's Initial FR Appraiser to endeavor to determine and reach agreement upon the fair market rental value of such Site, considered as encumbered by this Lease including assuming all Extension Terms have been exercised by Tenant and considered as not having been the subject of a casualty or condemnation, as applicable, and thereafter to deliver in writing to Landlord and Tenant within thirty (30) days (such 30-day period, the "FR Valuation Period") the agreed-upon fair market value (the "FR Valuation Notice"). The costs and expenses of each Initial FR Appraiser shall be paid by the party selecting such Initial FR Appraiser.

(b) If the Initial FR Appraisers are not able to reach agreement upon the fair market rental value within the FR Valuation Period, within ten (10) days after the end of the FR Valuation Period each Initial FR Appraiser shall deliver a written notice to Landlord, Tenant, and the other Initial FR Appraiser setting forth (i) such Initial FR Appraiser's valuation of the fair market rental value (each, an "FR Initial Valuation") and (ii) the name, address and qualifications of a third appraiser selected jointly by the Initial FR Appraisers (the "Third FR Appraiser"). The Initial FR Appraisers shall, in writing with a copy to Landlord and Tenant, direct the Third FR Appraiser (or substitute Third FR Appraiser) to determine a valuation of the fair market rental value of the site, considered as encumbered by this Lease including assuming all Extension Terms have been exercised by Tenant and considered as not having been the subject of a casualty or condemnation, as applicable, and to deliver in writing to Landlord, Tenant and the Initial FR Appraisers such valuation (the "FR Third Valuation") within twenty (20) days of the date of the written direction retaining such Third FR Appraiser. The fair market rental value shall be the arithmetic mean of (A) the Third FR Valuation and (B) the Initial FR Valuation closer to the Third FR Valuation. If the Third FR Valuation is exactly between the two Initial FR Valuations, then the fair market value shall be the Third FR Valuation. If the Initial FR Appraisers are unable to agree upon the designation of a Third FR Appraiser within the requisite time period or if the Third FR Appraiser selected does not make a valuation of the fair market value within twenty (20) days after being directed by the Initial FR Appraisers, then such Third FR Appraiser or a substitute Third FR Appraiser, as applicable, shall, at the request of Landlord or Tenant, be appointed by the President or Chairman of the American Arbitration Association in the area in which the Site exists which is the subject of the fair market rented valuation determination hereunder. The costs and expenses of the Third FR Appraiser (and substitute Third FR Appraiser and the American Arbitration Association, if applicable) shall be divided evenly between, and paid for by, Landlord and Tenant.

(c) All appraisers selected or appointed pursuant to this Exhibit G shall be independent qualified appraisers. Such appraisers shall have no right, power or authority to alter or modify the provisions of this Lease, and such appraisers shall determine the fair market value of the Premises, considered as encumbered by this Lease including assuming all Extension Terms have been exercised by Tenant and considered as not having been the subject of a casualty or condemnation, as applicable.

(d) Notwithstanding the foregoing, if Landlord and Tenant are able to agree upon a fair market rental value of the Premises or any Site prior to the date on which Tenant receives notice of Landlord's Initial FR Appraiser, Landlord and Tenant shall execute an agreement setting forth such agreed-upon fair market value of the Premises or any Site, as applicable, and waiving each party's right to have the fair market value of such Premises, or any Site, as applicable, determined in accordance with the procedures set forth in paragraphs (a) and (b) of this Exhibit G.

                                    EXHIBIT H

                            Condemnation Site Prices

                           (for paragraph 14 of Lease)

         SITE                                                PRICE
         ----                                                -----
Corporate Headquarters

         Houston Site 1                                      $20,702,500.00

         Houston Site 4                                      $7,540,000.00

Distribution Facility                                        $4,257,500.00

                                    EXHIBIT I

                  Fixed Rent Reduction Percentage for each Site

         SITE                               FIXED RENT REDUCTION PERCENTAGE
         ----                               -------------------------------
Corporate Headquarters

         Houston Site 1                     63.7%

         Houston Site 4                     23.2%

Distribution Facility                       13.1%

                                    EXHIBIT J

                      Form of Commencement Date Declaration

      This Commencement Date Declaration ("Declaration") is made and entered as of the 31st day of December, 2001, by and between iSTAR EAGLE LP, a Delaware limited partnership ("Landlord"), and EGL EAGLE GLOBAL LOGISTICS, LP, a Delaware limited partnership ("Tenant").

                                    RECITALS:

      A. Landlord and Tenant are parties to that certain Lease Agreement dated as of December 31, 2001, executed by Landlord and Tenant. Landlord is leasing to Tenant and Tenant is leasing from Landlord, the following described Premises:

            (i) The Premises includes the property (a) described in Exhibit A-1 ("Houston Site 1") and in Exhibit "A-2" ("Houston Site 4"), each located at the address commonly known as 15350 Vickery Drive, Houston, Texas 77032 (collectively, the "Corporate Headquarters"); and (b) described in Exhibit "A-3" and located at the address commonly known as 18300 East 28th Avenue, Aurora, Colorado (the "Distribution Facility").

      B. Landlord and Tenant have reached certain agreements in regard to the Commencement Date (as such term is defined in the Lease). Landlord and Tenant now desire to set forth such agreements in this Declaration.

                                   AGREEMENTS:

      Now, therefore, in consideration of the foregoing Recitals, the mutual covenants and promises herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

      SECTION 1. MEANINGS OF TERMS; INCORPORATION OF RECITALS. Except as otherwise set forth in this Declaration, all capitalized terms used herein will have the respective meanings given them in the Lease. The Recitals set forth above are hereby incorporated into this Declaration and are hereby made a part hereof, as if fully set forth herein.

      SECTION 2. COMMENCEMENT DATE; TERMINATION DATE. Anything in the Lease to the contrary notwithstanding, (a) the Commencement Date under the Lease is December 31, 2001; and (b) the last day of the Initial Term will be December 31, 2017, unless sooner terminated in the manner provided in the Lease.

      SECTION 3. RELEVANT DATES FOR EXTENSION TERMS. As a result of the aforesaid determination of the Commencement Date, (a) the last date on which Tenant may provide Landlord with Tenant's Extension Notice with respect to the First Extension Term, subject to the Lease and if Tenant desires to provide such Tenant's Extension Notice, is January 1, 2017; (b) the First Extension Term (if any) would commence on January 1, 2018, and would end on December 31, 2022, unless sooner terminated in the manner provided in the Lease; (c) the last date on which Tenant may provide Landlord with Tenant's Extension Notice with respect to the Second Extension Term, subject to the Lease and if Tenant desires to provide such Tenant's Extension Notice, is January 1, 2022; (d) the Second Extension Term (if any) would commence on January 1, 2023, and would end on December 31, 2027, unless sooner terminated in the manner provided in the Lease; (e) the last date on which Tenant may provide Landlord with Tenant's Extension Notice with respect to the Third Extension Term is January 1, 2027; and (f) the Third Extension Term (if any) would commence on January 1, 2028 and would end on December 31, 2032.

      SECTION 4. FULL FORCE AND EFFECT. Except as expressly amended by this Declaration, the Lease will remain in full force and effect in accordance with its terms, provisions and conditions. The Lease, as amended by this Declaration, will herein and hereafter be referred to as the "Lease."

      In witness whereof, each of the parties hereto has caused this Declaration to be duly executed as of the day and year first above written.

                           LANDLORD:

                           iSTAR EAGLE LP, a Delaware limited partnership

                                 By: iStar Eagle GenPar LLC, a Delaware limited
                                     liability company, its General Partner

                                     By: STF II, Inc., a Delaware corporation,
                                         its sole member

                                         By:___________________________________
                                         Name:_________________________________
                                         Title:________________________________


                           TENANT:

                           EGL EAGLE GLOBAL LOGISTICS, LP, a Delaware limited partnership

                                     By: EGL Management, LLC, a Delaware limited
                                         liability company, its General Partner

                                         By:___________________________________
                                         Name:_________________________________
                                         Title:________________________________


                                      J-2